STOCK PURCHASE AGREEMENT



                                  by and among

                              WLFI HOLDINGS, INC.,

                            WINSLOEW FURNITURE, INC.,

                        BROWN JORDAN INTERNATIONAL, INC.,

                                       and

              THE STOCKHOLDERS OF BROWN JORDAN INTERNATIONAL, INC.





                            dated as of May __, 2001

LA/639066.18                                             -1-
                  This Stock Purchase Agreement (this "Agreement") is made this __ day of May, 2001, by and among WLFI HOLDINGS, INC., a Florida corporation ("Holdings"), WINSLOEW FURNITURE, INC., a Florida corporation ("WinsLoew" or the "Purchaser"), BROWN JORDAN INTERNATIONAL, INC., a Delaware corporation (the "Company"), and the selling shareholders set forth on Schedule 1 hereto (each individually, a "Seller" and collectively, the "Sellers"). The Purchaser, the Company, Holdings, and the Sellers are each referred to in this Agreement as a "Party" and collectively as the "Parties."

                  The Sellers directly own all of the outstanding voting capital stock of the Company to be outstanding as of the Closing (defined below).

                  This Agreement contemplates a transaction in which the Purchaser will purchase from the Sellers, and the Sellers will sell to the Purchaser, all of the outstanding voting capital stock of the Company to be outstanding as of the Closing.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

1.       Definitions and Interpretation.
         ------------------------------

(a) Definitions. As used in this Agreement, the following terms have the meaning specified or referred to below:

                  "Accounts Receivable" means all of the Company's accounts, instruments, drafts, acceptances and other forms of receivables and all rights earned under the Company's contracts to sell goods or render services.

                  "Accrued Commissions" means accrued commissions payable by the Company calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code.

                  "Authority" means any federal, state, local or foreign governmental regulatory agency, commission, bureau, authority, court or arbitration tribunal.

                  "Business Day" means a day which is not a Saturday, Sunday, or a legal holiday on which banking institutions in the State of California are authorized to be closed.

                  "Business of the Company" means the manufacturing, distributing and selling of outdoor furniture and casual furniture having design and materials similar to outdoor furniture to the residential and contract markets.

                  "Changes in Accounting Principles" includes all changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as all changes in practices, methods, conventions or assumptions (unless required by objective changes in underlying events) utilized in making accounting estimates.

                  "Charter" and "bylaws", respectively, mean with respect to any corporation, those instruments that, among other things, (i) define its existence, as filed or recorded with the applicable Authority, including such corporation's Articles or Certificate of Incorporation, and (ii) otherwise govern its internal affairs, in each case as amended, supplemented, or restated.

                  "Class A Warrants" means the Company's Class A Warrants to purchase Company Common Stock at the exercise price of $.01 per share.

                  "Class B Warrants" means the Company's Class B Warrants to purchase Company Common Stock at the exercise price of $.01 per share.

                  "Class C-1 Warrants" means the Company's Class C-1 Warrants to purchase Company Common Stock at the exercise price of $1.14 per share.

                  "Class C-2 Warrants" means the Company's Class C-2 Warrants to purchase Company Common Stock at the exercise price of $2.28 per share.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Brown Jordan International, Inc., a Delaware corporation and includes each and every subsidiary thereof.

                  "Company Common Stock" means the Common Stock, $.01 par value, of the Company.

                  "Confidential Information" means data and information relating to the business of the Company (which may or may not rise to the level of a Trade Secret) and which has value to the Company and is not generally known to its competitors. Confidential Information does not include any data or information that (i) has been voluntarily disclosed to the public by the Company, (ii) has been independently developed and disclosed by others, or (iii) otherwise enters the public domain through lawful means.

                  "Disclosure Schedule" means the Disclosure Schedule accompanying this Agreement. Any matters disclosed in such Disclosure Schedule shall be deemed to qualify each and every representation and warranty of the Sellers in this Agreement to which such matters are relevant.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

                  "Employment Agreement" means the Employment Agreement to be entered into between the Company and Dale Boles, at Closing.

                  "Environmental Laws" means all federal, state, local, regional and foreign statutes, regulations and ordinances concerning workplace health and safety and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes.

                  "Environmental Claim" means any written notice or claim by any person or any Authority alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Material of Environmental Concern at any location, whether or not owned, leased or operated by the Company, or (ii) any violation, or alleged violation, of any Environmental Laws.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any Person that would be aggregated with the Company under 414(b), (c), (m) or (o) of the Code.

                   "Exchange Agreement" means the Exchange, Contribution and Subscription Agreement, dated as of even date herewith, by and among Holdings and the shareholders named therein.

                  "Funded Indebtedness" means, with respect to any Person (without duplication), the aggregate amount (including the current portions thereof) of (i) all indebtedness of such Person for money borrowed from others,
(ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all obligations, contingent or otherwise, of such Person for the deferred purchase price of assets, property or services other than trade payables and accrued expenses incurred in and customer deposits received in the ordinary course of business, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to the repossession or sale of such property), (v) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases, (vi) all of the Preferred Shares and the amounts to be paid to the holders of Class A Warrants, Class B Warrants, Class C-1 Warrants, Class C-2 Warrants, and Non-Management Options (to the extent not paid by the Company pursuant to Sections 2(a)(i)(A), 2(a)(i)(B) or 2(a)(ii)(B) hereof, as applicable), (vii) all indebtedness or obligations of others of the type described in clauses (i) through (vi) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or to pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course, (viii) all indebtedness or obligations of the type described in clauses (i)through (vi) above secured by (or for which the holder or obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness or obligations and
(ix) interest expense accrued but unpaid, and all fees and prepayment premiums, on or relating to any of the foregoing, however, Funded Indebtedness shall in any event exclude trade accounts payable and accrued expenses of the type reflected in the Financial Statements.

                  "GAAP" means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

                  "Holdings Common Stock" means the Common Stock, par value $0.01, of Holdings.

                  "Holdings Common Stock Exchange Ratio" means 0.0636.
                   ------------------------------------

                  "Holdings Options" means the options to purchase shares of Holdings Common Stock issued under the Holdings Stock Option Plan.

                  "Holdings Options Agreement" means the Holdings Option Agreement, dated as of even date herewith, by and between Holdings and such persons who receive the Holdings Options, substantially in form attached as Exhibit A hereto.

                  "Holdings Notes" shall mean the Series A Notes and/or the Series B Notes (as such terms are defined hereinafter).

                  "IRS" means the Internal Revenue Service.

                  "Information Technology" means computer software (including all related source codes, specifications and data, data bases and documentation), computer firmware, computer hardware (in each case whether general or specific purpose) and other similar or related items of automated, computerized or software systems that are used or relied upon by any Person in the conduct of such Person's trade or business.

                  "Intellectual Property" means (i) all U.S. and foreign patents and patent applications and statutory invention registrations, (ii) all trademarks, service marks, trade dress, logos, trade names, Internet domain names and corporate names, and all related U.S. and foreign registrations, applications and renewals, together with all goodwill associated therewith (including all translations, adaptations, derivations and combinations of the foregoing), (iii) all copyrights and all related U.S. and foreign registrations, applications and renewals, (iv) all Trade Secrets and Confidential Information, including inventions (whether reduced to practice or not and whether patentable or not), ideas, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, business and marketing plans, and customer and supplier lists and related information) and (v) all Information Technology.

                  "Inventory" means all of the inventories of the Company, including raw materials, work in progress, finished goods, packaging goods and other like items.

                  "Knowledge" (and the related phrase "to the Knowledge of") means (i) with respect to any Seller, the actual knowledge of such Seller that such representation or warranty is true and correct to the same extent as provided in the applicable representation and warranty, (ii) with respect to the Company making the representations and warranties under Section 3C, the actual knowledge of the Company that such representation or warranty is true and correct to the same extent as provided in the applicable representation and warranty, after reasonable investigations and inquiries of the responsible officers of the Company, and (iii) with respect to the Purchaser, the actual knowledge of Bobby Tesney or Vincent A. Tortorici, Jr. that such representation or warranty is true and correct to the same extent as provided in the applicable representation and warranty, after reasonable investigations and inquiries of the responsible officers of the Purchaser.

                  "LADD Agreement" means that certain Stock Purchase Agreement, dated as of November 7, 1995, by and between Ladd Furniture, Inc., a North Carolina corporation ("LADD"), and BJCL, Inc., a Delaware corporation, as amended.

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge or other security interest, whether or not related to the extension of credit or the borrowing of money.

                  "Loss" or "Losses" means all damages, dues, penalties, fines, reasonable amounts paid in settlement, Taxes, costs, obligations, losses, expenses, and fees (including court costs and reasonable attorneys' fees and expenses), including, as the context may require, any of the foregoing which arise out of or in connection with any actions, suits, proceedings, hearings, third party investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees or rulings.

                  "Material Adverse Change" or "Material Adverse Effect" means any change or effect that is materially adverse to the business, assets, financial condition or results of operations of the Company; provided, that the terms Material Adverse Change and Material Adverse Effect shall not be deemed to include changes or effects arising from: (a) changes in the economy of the United States or the global economy, (b) changes in GAAP, (c) this Agreement or the transactions contemplated hereby or the announcement thereof (including the resignation of officers or employees of the Company (other than Dale Boles, Robert Ginn, and Richard Frinier)), and (d) changes in the furniture manufacturing and sales industry in general.

                  "Material Contract" means any written or, to the Sellers' or the Company's Knowledge, oral contract or agreement to which the Company is a party, or by which the Company or any of its assets is bound, and which (a) relates to Funded Indebtedness or is a letter of credit, pledge, bond or similar arrangement running to the account of or for the benefit of the Company, (b) relates to the purchase, maintenance or acquisition of, or sale or furnishing of, materials, supplies, merchandise, machinery, equipment, parts or any other property or services (excluding any such contract made in the Ordinary Course of Business and which is expected to be fully performed within 90 days of the date hereof or which involves revenues or expenditures of less than $100,000), (c) is a collective bargaining agreement, (d) obligates the Company not to compete with any business, or which otherwise restrains or prevents the Company from carrying on any lawful business or which restricts the right of the Company to use or disclose any information in its possession (excluding in each case customary restrictive covenants contained in agreements entered into in the Ordinary Course of Business), (e) (i) relates to employment, compensation, severance, or consulting between the Company and any of its officers or directors, or (ii) is between the Company and any other employees or consultants of the Company who are entitled to compensation thereunder in excess of $50,000 per annum, (f) is a lease or sublease of real property, or a lease, sublease or other title retention agreement or conditional sales agreement involving annual payments in excess of $50,000 individually or $200,000 in the aggregate for any machinery, equipment, vehicle or other tangible personal property (whether the Company is a lessor or lessee), (g) is a contract for capital expenditures or the acquisition or construction of fixed assets for or in respect of any real property involving payments to be made after the date hereof in excess of $100,000, (h) is a contract granting any Person a Lien on any of the assets of the Company, in whole or in part (other than Permitted Liens), where the secured amount exceeds $100,000, (i) is a contract by which the Company retains any manufacturer's representatives, broker or other sales agent, distributor or representative or through which the Company is appointed or authorized as a sales agent, distributor or representative, (j) is a joint venture or partnership contract or a limited liability company operating agreement with any Seller, or with any Affiliate of any Seller, (k) is (i) an agreement for the storage, transportation, treatment and disposal of any materials subject to regulation under any Environmental Laws, or (ii) a contract for storage, transportation or similar services with carriers or warehousemen (excluding any such contract entered into in the Ordinary Course of Business and involving aggregate annual expenditures not exceeding $100,000), (l) is an agreement or arrangement with any Affiliate of any Seller, or (m) any other agreement (or group of related agreements) the performance of the executory portion of which involves consideration in excess of $100,000 or which cannot be terminated by the Company upon 90 days notice.

                  "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products in each case with respect to which liability or standards of conduct are imposed pursuant to any Environmental Laws.

                  "Maytag Agreement" means that certain Asset Purchase Agreement dated as of June 1, 1989, by and among LADD, Maytag Corporation, a Delaware corporation and other parties named therein, as amended.

                  "Merger" means the Merger transaction contemplated under the Agreement and Plan of Merger, dated as of even date herewith, by and among Holdings, Purchaser and WLFI Merger, Inc., a Florida corporation.

                  "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

                  "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                   "Options" means options to purchase Company Common Stock whether issued under the Company's 1996 Stock Option Plan or otherwise, and includes Management Options and Non-Management Options (as such terms are defined in Section 2(a)(ii)(A) and Section 2(a)(ii)(B), respectively).

                  "Ordinary Course of Business' means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Party" has the meaning set forth in the preface above.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens set forth in the Disclosure Schedule or noted in the Financial Statements, (ii) Liens for Taxes not yet due and payable and for which adequate reserves are maintained on the financial statements of the Company as of the Closing Date in accordance with GAAP, (iii) pledges or deposits to secure obligations under workers or unemployment compensation Laws or similar legislation or to secure public or statutory obligations, (iv) mechanic's, materialman's, supplier's, vendor's or similar Liens arising in the Ordinary Course of Business securing amounts which are not overdue and for which adequate reserves are maintained on the financial statements of the Company as of the Closing Date in accordance with GAAP and (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

                  "Preferred Shares" means shares of Series A Redeemable Preferred Stock, $.01 par value per share, of the Company.

                  "Purchase Price Per Share" shall be the amount equal to the difference between $9.89 and a fraction, the numerator of which shall be the aggregate of the amounts to be paid by the Company at or prior to the Closing as set forth on Schedule 2(a)(iii) hereto and the denominator of which shall be 8,419,908.

                  "Representative" shall be the Person so designated in Section 3A hereof.

                  "Restricted Area" means (i) the State of California, and (ii) each of the other states, territories and possessions of the United States and each of the other countries and territories of the World in which the Company conducts or has conducted the Business of the Company during the five years preceding the Closing Date .

                  "Restricted Business of the Company" means the manufacturing, distributing and selling of casual indoor and outdoor furniture to the residential and contract markets.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Series A Notes" mean the Series A Unsecured Subordinated Promissory Notes, dated as of even date herewith, issued by Holdings substantially in the form attached as Exhibit B hereto.

                  "Series B Notes" mean the Series B Unsecured Subordinated Promissory Notes, dated as of even date herewith, issued by Holdings substantially in the form attached as Exhibit C hereto.

                  "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than 50% of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

                  "Tax" or "Taxes" means all federal, state, local and foreign taxes (including income or profits taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, transfer taxes, value added taxes, employment and payroll-related taxes, property taxes, business license taxes, occupation taxes, import duties and other governmental charges and assessments), of any kind whatsoever, including interest, additions to tax and penalties with respect thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Trade Secrets" means information and data relating to the Company, without regard to form, whether technical or nontechnical, including but not limited to formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which (a) derives economic value, actual or potential, from not being known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                  "Transaction Documents" means this Agreement, the Employment Agreement(s), the Exchange Agreement, the Holdings Options Agreements, and the Holdings Notes.

                  "Warrants" means the Class A Warrants, Class B Warrants, Class C-1 Warrants and Class C-2 Warrants.

(b) Additional Defined Terms. As used in this Agreement, the following terms have the meanings specified in the Sections referred to below:

        Term                                         Section

        AAA                                          12(I)
        Accountant                                   2(h)(ii)
        Agreement                                    Preamble
        Closing                                      2(f)
        Closing Balance Sheet                        2(h)(I)
        Closing Date                                 2(f)
        Company                                      Preamble
        Company Permits                              3C(I)
        Defense Counsel                              7(b)(iv)
        Defense Notice                               7(b)(iv)
        Employee Benefit Plans                       3C(t)
        Financial Statements                         3C(e)
        WinsLoew                                     Preamble
        Indemnified Parties                          7(b)(iv)
        Indemnifying Parties                         7(b)(iv)
        Real Property                                3C(m)
        Most Recent Financial Statements             3C(e)
        Most Recent Fiscal Month End                 3C(e)
        Most Recent Fiscal Year End                  3C(e)
        Party(ies)                                   Preamble
        Pre-Closing Tax Periods                      6(g)(I)
        Property                                     3C(m)
        Purchase Price                               2(c)
        Purchaser                                    Preamble
        Rules                                        12(I)
        Shares                                       2(b)
        Sellers                                      Preamble
        Seller Transaction Expenses                  2(d)(I)
        Third Party Claim                            7(b)(iv)

(c) Interpretation. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules (including the Disclosure Schedule) mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to an agreement, instrument or document means such agreement, instrument or document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and
(iii) to a statute means such statute as amended and as it exists on the date hereof. The Schedules (including the Disclosure Schedule) and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

2. Transactions Prior to Closing; Purchase and Sale of Shares; Satisfaction of Funded Indebtedness; Closing.

(a) Transactions Prior to Closing. Immediately prior to Closing, subject to the satisfaction of all of the conditions to Closing contained in Section 9(b) other than conditions to be satisfied by deliveries at or upon Closing, the Company and certain securityholders of the Company will take the following actions:

(i)      Warrants.
         --------

(A) Each holder of the Class A Warrants and the Class B Warrants shall surrender to the Company all of its Class A Warrants and the Class B Warrants, as the case may be, to purchase shares of Company Common Stock and shall receive, in consideration for the surrender by such holder of its Class A Warrants or Class B Warrants, as the case may be, in lieu of any shares of Company Common Stock otherwise issuable upon the exercise of such Class A Warrants or the Class B Warrants, an amount of cash equal to the product of (1) the difference between the Purchase Price Per Share and the exercise price of such Class A Warrants or Class B Warrants, as the case may be, and (2) the number of shares of Company Common Stock otherwise issuable to such holder upon the exercise of such Class A Warrants or Class B Warrants, as applicable. To the extent not otherwise paid by the Company, the amounts required to be paid pursuant to this Section 2(a)(i)(A) shall constitute Funded Indebtedness to be paid by Purchaser pursuant to Section 2(c) hereof. Notwithstanding anything to the contrary herein, the shares of Company Common Stock which would have otherwise been issuable upon the exercise of the Class A Warrants or the Class B Warrants, as applicable, had such Class A Warrants or Class B Warrants been exercised, shall constitute Shares (as defined hereinafter) under this Agreement for purposes of allocating (among the Sellers) the liabilities of Sellers arising under Section 7 hereof.

(B) Each holder of the Class C-1 Warrants and the Class C-2 Warrants shall surrender to the Company all of its Class C-1 Warrants and the Class C-2 Warrants, as the case may be, to purchase shares of Company Common Stock and shall receive, in consideration for the surrender by such holder of its Class C-1 Warrants and the Class C-2 Warrants, as the case may be, in lieu of any shares of Company Common Stock otherwise issuable upon the exercise of such Class C-1 Warrants and the Class C-2 Warrants, an amount of cash equal to the product of (1) the difference between the Purchase Price Per Share and the exercise price of such Class C-1 Warrants and the Class C-2 Warrants, as the case may be, and (2) the number of shares of Company Common Stock otherwise issuable to such holder upon the exercise of such Class C-1 Warrants or Class C-2 Warrants, as applicable. To the extent not otherwise paid by the Company, the amounts required to be paid pursuant to this Section 2(a)(i)(B) shall constitute Funded Indebtedness to be paid by Purchaser pursuant to Section 2(c) hereof. Notwithstanding anything to the contrary herein, the shares of Company Common Stock which would have otherwise been issuable upon the exercise of the Class C-1 Warrants and the Class C-2 Warrants, as applicable, had such Class C-1 Warrants or Class C-2 Warrants been exercised, shall constitute Shares under this Agreement for purposes of allocating (among the Sellers) the liabilities of Sellers arising under Section 7 hereof.

(ii)     Options.
         -------

(A) Management Options. Each holder of Options outstanding immediately prior to the Closing as set forth on Schedule 2(a)(ii)(A) hereto (the "Management Options"), shall exercise (without payment therefor) all of such holder's Management Options for the shares of Company Common Stock and shall be entitled to receive, at such holder's election, Shares and/or Holdings Options, in accordance with the following:

(a) The Company shall deliver to each such holder certificates representing such number of the shares of Company Common Stock issuable upon the exercise of such Management Options, to be determined as provided hereinafter, which shares shall constitute Shares to be sold to Purchaser pursuant to this Agreement. The number of shares of Company Common Stock issuable upon the exercise of such Management Options shall be equal to quotient of (1) the product of (x) the difference between the Purchase Price Per Share and the exercise price of the Management Options, and (y) the number of shares of Company Common Stock issuable to such holder upon the exercise of the Management Options based upon the election made by such holder (as set forth on Schedule 2(a)(ii)(A) hereto), divided by (2) the Purchase Price Per Share.

(b) Holdings and each such holder shall enter into the Holdings Options Agreement, pursuant to which such holder shall be entitled to receive Holdings Options to purchase such number of shares of Holdings Common Stock as are set forth under the column marked "Holdings Shares Issuable Under Holdings Option" on Schedule 2(a)(ii)(A) hereto.

Notwithstanding anything to the contrary herein, the aggregate number of shares of Company Common Stock which would have otherwise been issuable upon the exercise of the Management Options had such Management Options been exercised to receive only Shares (and not Holdings Options), shall constitute Shares under this Agreement for purposes of allocating (among the Sellers) the liabilities of Sellers arising under Section 7 hereof.

(B) Non-Management Options. Each holder of Options outstanding immediately prior to the Closing as set forth on Schedule 2(a)(ii)(B) hereto (the "Non-Management Options"), shall receive, in consideration for the cancellation of all of such holder's Non-Management Options, in lieu of any shares of Company Common Stock otherwise issuable upon the exercise of such Non-Management Options, at such holder's election, cash and/or the Holdings Options, in accordance with the following:

(a) An amount of cash equal to the product of (1) the difference between $9.40 and the exercise price of such Non-Management Options, and (2) the number of shares of Company Common Stock issuable to such holder upon the exercise of such Non-Management Options based upon the election made by such holder (as set forth on Schedule 2(a)(ii)(B)). To the extent not otherwise paid by the Company, the amounts required to be paid pursuant to this Section 2(a)(ii)(B) shall constitute Funded Indebtedness to be paid by Purchaser pursuant to Section 2(c) hereof.

(b) Holdings and each such holder shall enter into the Holdings Options Agreement, pursuant to which such holder shall be entitled to receive Holdings Options to purchase such number of shares of Holdings Common Stock as set forth under the column marked "Holdings Shares Issuable Under Holdings Option" on
Schedule 2(a)(ii)(B) hereto.

(iii) Payments Relating to Employee Bonuses and Management Fees. The Company shall pay to the employees and other parties, the amounts set forth on Schedule 2(a)(iii) hereto.


(b) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell to the Purchaser, free and clear of all restrictions on transfer (other than Permitted Liens and restrictions under the Securities Act and state securities laws), Liens, claims and demands, all of the shares of Common Stock owned by the Sellers as of the date hereof as set forth in Section 3C(d) of the Disclosure Schedule hereto and all shares of Company Common Stock (including shares issuable upon the exercise of the Options as contemplated by Section 2(a) hereof) outstanding immediately prior to the Closing (collectively, the "Shares"), in each case, for the consideration specified below in this Section 2.

(c) Purchase Price. The aggregate purchase price to be paid by the Purchaser for all of the Shares (the "Purchase Price") shall be the product of the Purchase Price Per Share multiplied by the aggregate number of Shares to be paid as follows: (i) Purchaser shall cause Holdings to, and Holdings shall pay $22,000,000 in the form of Holdings Notes (by issuing the Series A Notes or the Series B Notes, as determined by Sellers, in the principal amounts specified opposite Sellers' respective names under the columns marked "Series A Note" and "Series B Note," respectively, on Schedule 1 hereto and a Series B Note in favor of BB&T Capital Markets in the principal amount of $440,000 (it being understood that the Series B Note to be issued to BB&T Capital Markets shall not be subject to the right of set-off described under Section 7 of such Note)); (ii) Purchaser shall cause Holdings, and Holdings shall issue to Sellers certificates representing such number of shares of Holdings Common Stock as are determined by the product of the (1) Holdings Common Stock Exchange Ratio, and (2) number of Shares specified opposite Sellers' respective names under the column marked "Exchange Shares" on Schedule 1 hereto (in exchange for such number of Shares); and (iii) Purchaser shall pay the remaining amount in cash, not to exceed a gross aggregate total of $______________. In addition, at the Closing the Purchaser shall pay or cause to be paid all of the Company's Funded Indebtedness as of the open of business on the Closing Date. The Funded Indebtedness at closing shall be as set out in accordance with Section 3C(hh) of the Disclosure Schedule, which Funded Indebtedness shall be paid in accordance with Section 2(e). The Purchase Price, including the cash portion, the Holdings Options, the Holdings Notes and the shares of Holdings Common Stock shall be allocated among the Sellers in accordance with Schedule 1 hereto. The shares of Holdings Common Stock shall be subject to the terms and conditions of the Exchange Agreement.

(d)      Payment at Closing; Post Closing Adjustment.
         -------------------------------------------

(i) Payment at Closing. On the Closing Date, the Purchaser shall make payment of that portion of the Purchase Price payable in cash by wire transfer of immediately available funds, to an account or accounts designated in writing by the Sellers prior to the Closing, against delivery by the Sellers to the Purchaser of a stock certificate or certificates representing all of the Shares, duly endorsed in blank or accompanied by duly executed assignment documents, sufficient in form and substance to convey to the Purchaser good title to such Shares, free and clear of all restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Liens, claims and demands. The Sellers may direct the Purchaser to deliver a portion of the Purchase Price to certain third parties for fees, expenses, costs or other obligations of the Sellers arising out of or in connection with the transactions contemplated in this Agreement (the "Seller Transaction Expenses"). The amount so delivered shall be withheld from the Purchase Price payable at Closing in accordance with such written directions of the Sellers. At the Closing, the Sellers shall deliver to the Purchaser a certificate (the "Purchase Price Calculation Certificate"), in the form of Exhibit D hereto, setting forth (i) the amount of all Funded Indebtedness of the Company outstanding immediately prior to the Closing and (ii) the amount of Seller Transaction Expenses (if any).

(ii)     Post Closing Adjustments.
         ------------------------

(A)      Reserved.
         --------

(B) Preparation of Closing Balance Sheet. The Company shall prepare a balance sheet of the Company as of the March 31, 2001 (the "Preliminary Closing Balance Sheet"). The Preliminary Closing Balance Sheet will be prepared in accordance with GAAP and on a basis consistent with the past practices of Company; provided, however, the Parties acknowledge and agree that the reserves for Taxes of the Company set forth on the Preliminary Closing Balance Sheet shall not reflect any tax benefits associated with the payments described under Section 2(a)(iii). The retained earnings account per the Preliminary Closing Balance Sheet shall be established as the "Target Retained Earnings."

(C) Closing Balance Sheet Audit. Purchaser shall cause KPMG LLP to audit the Preliminary Closing Balance Sheet and the balance sheet resulting from such audit shall be referred to as the "Audited Closing Balance Sheet." Not later than 75 days after the Closing Date, Purchaser shall deliver to the Sellers the Audited Closing Balance Sheet. The retained earnings account per the Audited Closing Balance Sheet shall be referred to as the "Audited Retained Earnings". The Purchaser shall calculate the "Preliminary Post-Closing Purchase Price Adjustment" by subtracting the Audited Retained Earnings from the Target Retained Earnings, if such difference is positive. If such difference is zero or negative, then there shall be no Preliminary Post-Closing Purchase Price Adjustment or other adjustment to the Purchase Price pursuant to this Section 2(d)(ii). All work papers, documents and records used or generated by the Purchaser and its accountants and other representatives in connection with the preparation of its Preliminary Closing Balance Sheet, the Audited Closing Balance Sheet and the calculation of the Preliminary Post-Closing Purchase Price Adjustment will be made available to the Sellers. Unless the Sellers give the Purchaser a written objection to the Audited Closing Balance Sheet or the Preliminary Post-Closing Purchase Price Adjustment within 30 days after the Sellers' receipt thereof, the Audited Closing Balance Sheet and the Preliminary Post-Closing Purchase Price Adjustment will become final and binding upon the parties and shall be deemed to be the "Final Closing Balance Sheet" and the "Final Post-Closing Purchase Price Adjustment," respectively. The Parties agree that the Company Audit Assessment (as such term is defined in Section 7(b)), if any, shall not be taken into account for purposes of determining the Final Post-Closing Purchase Price Adjustment and shall be addressed solely pursuant to the provisions of Section 7, except if the IRS issues a final report with respect to the Company's audit described under Section 7(b)(i)(B) prior to the Closing Date, in which case the Company Audit Assessment, if any, shall be taken into account for purposes of determining the Final Post-Closing Purchase Price Adjustment. The Parties also agree that any adjustments relating to any tax benefits associated with the payments described under Section 2(a)(iii) shall not be taken into account for purposes of determining the Final Post-Closing Purchase Price Adjustment.

(D) Closing Balance Sheet Dispute. If the Sellers object to the Audited Closing Balance Sheet or the Preliminary Post-Closing Purchase Price Adjustment and the Purchaser and the Sellers are able to resolve any dispute relating thereto within 15 days after Sellers' objection, the Audited Closing Balance Sheet and the Preliminary Post-Closing Purchase Price Adjustment (each as adjusted to reflect such resolution) will become final and binding upon the parties and shall be deemed to be the "Final Closing Balance Sheet" and the "Final Post-Closing Purchase Price Adjustment," respectively. If the Sellers object to the Audited Closing Balance Sheet or the Preliminary Post-Closing Purchase Price Adjustment and the Purchaser and the Sellers are unable to resolve any disputes relating thereto within 15 days after Sellers' objection, all such disputes will be resolved in accordance with the terms of this Agreement by a nationally recognized independent public accounting firm to be selected by the Sellers and the Purchaser by mutual agreement (other than the accounting firms of KPMG LLP and Ernst & Young LLP) (the "Independent Accountants"), who shall be instructed to perform their services as expeditiously as possible. The determinations of the Independent Accountants shall be presented in a "Final Closing Balance Sheet" with respect to the Company and a "Final Post-Closing Purchase Price Adjustment" with respect to the Company, each of which shall be prepared by the Independent Accountants in accordance herewith and shall be final and binding upon the parties; provided, however, notwithstanding anything to the contrary:
(i) the Purchase Price shall not be adjusted if the Final Post-Closing Purchase Price Adjustment (whether based upon the initial Audited Balance Sheet, or upon agreement of the Parties, or upon the determination of the Independent Accountants) would result in a decrease in the Purchase Price by an amount equal to or less than $175,000; and (ii) any adjustments to the Purchase Price due to the Final Post Closing Purchase Price Adjustment shall be limited to an amount equal to $1,000,000. The fees and expenses of the Independent Accountants for the resolution of any dispute shall be paid by the Purchaser and the Sellers pro rata in proportion with the allocation of the amounts in dispute between the Purchaser and Sellers. The Sellers' portion of such fees and expenses shall be borne by all of the Sellers pro rata in accordance with the number of the Shares held by each of them as set forth on Schedule 1 hereto.

(E) Adjustment to Aggregate Principal Payable under Holdings Notes. Subject to the limitations set forth in Section 2(d)(ii)(D), if, after giving effect to the Final Post-Closing Purchase Price Adjustment, the Purchase Price is less than the payment made by the Purchaser at the Closing pursuant to subsection 2(d)(i) (a "Purchase Price Shortfall"), then the aggregate unpaid principal balance payable under the Holdings Notes shall be reduced by an amount equal to the amount of the Purchase Price Shortfall and the aggregate amount of principal thus reduced shall be allocated among the Sellers' Holdings Notes pro rata in accordance with the applicable relative proportions of amounts of the Holdings Notes set forth on Schedule 1 hereto.

(e) Funded Indebtedness. On the Closing Date, concurrently with the Closing, the Purchaser shall deliver to the holders of Funded Indebtedness an amount sufficient to repay all Funded Indebtedness outstanding immediately prior to the Closing, with the result that immediately following the Closing there will be no further obligations of the Company, monetary or otherwise, with respect to any Funded Indebtedness outstanding immediately prior to the Closing. Prior to the Closing Date, the Company will provide the Purchaser with customary pay-off letters from all holders of Funded Indebtedness outstanding immediately prior to the Closing (except Preferred Shares), and make arrangements reasonably satisfactory to the Purchaser for such holders to provide to the Purchaser recordable form mortgage and lien releases, canceled notes, trademark and patent assignments (if applicable) and other documents reasonably requested by the Purchaser simultaneously with the Closing. If the Purchaser directs the Company to pay any of the Company's Funded Indebtedness, the Purchaser shall provide the Company with sufficient funds to do so. The repayment of Funded Indebtedness shall include, without limitation, the election of each holder of Preferred Shares (indicated on Section 3C(d) of the Disclosure Schedule) that is a signatory hereto, pursuant to Section 6(b) of the Certificate of Designations for the Preferred Shares, to cause the Company to redeem all of its Preferred Shares, and the payment by or on behalf of the Company of such redemption price at Closing. The execution of this Agreement by a holder of Preferred Shares shall constitute a notice of special optional redemption for purposes of Section 6(c) of the Certificate of Designations for the Preferred Shares.

(f) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by the execution and delivery of the Transaction Documents and other closing items contemplated herein at a location as the Parties may hereafter agree, or by the execution and delivery of the Transaction Documents and other closing items contemplated herein by a courier agreed to by the Parties, on the __th day of May, 2001 (the "Closing Date"), and shall be effective for all purposes of this Agreement as of 12:01 a.m., Pacific Standard Time, on the Closing Date. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

(g)      Deliveries at the Closing.  At the Closing:
         -------------------------

(i) Dale Boles and the Company shall execute and deliver their respective Employment Agreement;

(ii) Holdings and certain Sellers shall execute and deliver the Holdings Options Agreement(s);

(iii) The Sellers shall deliver to the Purchaser a certificate issued by the Secretary of State of the State of California and each state (if any) in which the Company is qualified as a foreign entity, as of a date reasonably acceptable to the Purchaser, as to the good standing (or existence or non-dissolution, as applicable) of the Company in such states, and (B) a good standing certificate from the Franchise Tax Board of the State of California, if and to the extent available, as of a date reasonably acceptable to the Purchaser;

(iv) The Sellers shall deliver to the Purchaser (A) a copy of the Company's Charter, as amended to date, certified as of the recent date by the Secretary of State of the State of Delaware, and (B) all minute books, stock transfer books, blank stock certificates and corporate seals of the Company;

(v) The Sellers shall deliver to the Purchaser a certificate of the Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, as to (A) the Charter of the Company and no amendments thereto since a specified date, (B) the bylaws of the Company, (C) the resolutions of the directors of the Company authorizing the execution and performance by the Company of this Agreement and the transactions contemplated hereby; and (D) incumbency and signatures of the officers of the Company executing this Agreement and any other agreement, instrument or document executed by the Company in connection with this Agreement;

(vi) Each of Purchaser and Holdings shall deliver to the Sellers a certificate issued by the Secretary of State of the State of Florida, as of a date reasonably acceptable to the Sellers, as to the good standing (or existence or non-dissolution, as applicable) of the Purchaser and Holdings, as the case may be, in such state;

(vii) Each of Purchaser and Holdings shall deliver to the Sellers a copy of the Purchaser's Charter and the Holdings Charter, as the case may be, as amended to date, certified as of the recent date by the Secretary of State of the State of Florida;

(viii) Each of Purchaser and Holdings shall deliver to the Sellers a certificate of the Secretary of the Purchaser and the Secretary of Holdings, as the case may be, dated the Closing Date, in form and substance reasonably satisfactory to the Sellers, as to (A) the Charter of the Purchaser and the Charter of Holdings, as the case may be, and no amendments thereto since a specified date; (B) the bylaws of the Purchaser and Holdings, as the case may be; (C) the resolutions of the directors of the Purchaser and Holdings, as the case may be, authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (D) incumbency and signatures of the officers of the Purchaser and Holdings, as the case may be, executing this Agreement and any other agreement, instrument or document executed by the Purchaser in connection herewith;

(ix) The Sellers shall deliver to the Purchaser the resignations of all of the directors and officers of the Company, which resignations shall be effective as of the Closing;

(x) The Sellers shall deliver to the Purchaser the various certificates and documents referred to in Section 9(a) below;

(xi) The Purchaser shall deliver to the Sellers the various certificates and documents referred to in Section 9(b) below;

(xii) The Purchaser shall deliver the Purchase Price to the Sellers in accordance with Section 2(d) above and the Sellers shall deliver the stock certificates representing the Shares attached to executed stock transfer powers;

(xiii) Holdings shall deliver to Sellers the stock certificates representing shares of Holdings Common Stock and the Holdings Notes in accordance with
Section 2(d) above;

(xiv) The Sellers shall deliver to the Purchaser an opinion letter from Sellers' attorney in the form of Exhibit E hereto;

(xv) The Purchaser shall deliver to the Sellers an opinion letter from Purchaser's attorney in the form of Exhibit F hereto;


(xvi)    The Sellers shall deliver the Purchase Price Calculation Certificate;

(xvii) The Company shall have a minimum of __________ available under its working capital line of credit as shown on Section 3C(hh) of the Disclosure Schedule; and

(xviii) The Purchaser and certain Sellers shall have executed the Exchange Agreement.

(h) Transfer Taxes. Other than Purchaser's income taxes, each Seller, severally and jointly, shall be responsible for the payment of all transfer, documentary, sales, use, stamp, registration and other such Taxes (including any penalties and interest), if any, which may be payable with respect to the transfer of such Seller's Shares. Each Seller will, at its expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such Taxes and fees and, if required by applicable law, the Purchaser will, and will cause the Company to, join in the execution of any such Tax Returns and other documentation.

3.

3.A. APPOINTMENT OF REPRESENTATIVE. In order to efficiently administer the transactions contemplated by this Agreement, including, without limitation, the defense and/or settlement of any claims for which the Sellers may be required to indemnify the Purchaser pursuant to Section 7, each Seller (other than Equity-Linked Investors II, a New York limited partnership ("ELI-II")) hereby agrees to the appointment of the Representative. The Representative is hereby authorized to take any and all action as is contemplated to be taken by the Sellers (other than ELI-II) by the terms of this Agreement. All decisions and actions taken by the Representative shall be binding upon all of the Sellers (other than ELI-II) and none of the Sellers (other than ELI-II) shall have the right to object, dissent, protest or otherwise contest the same. By their execution of this Agreement, each Seller (other than ELI-II) agrees that:

(a) all actions, decisions and instructions of the Representative shall be final, conclusive and binding upon the Sellers (other than ELI-II);

(b) the provisions of this Section 3A are independent and severable, are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that any Seller (other than ELI-II) may have in connection with the transactions contemplated by this Agreement;

(c) for all purposes hereunder, the Representative shall be Michael J. Fourticq, Sr., unless and until the Sellers (other than ELI-II) shall deliver to the Purchaser the unanimous written consent of the Sellers (other than ELI-II and Michael J. Fourticq, Sr.) naming a substitute therefor;

(d) the Sellers (other than ELI-II) shall pay to the Representative pro rata in accordance with their respective ownership of Shares any out-of-pocket costs and expenses incurred by the Representative in connection with discharging his functions pursuant to this Section 3A; and

(e) the provisions of this Section 3A shall be binding upon the executors, heirs, legal representatives and successors of each Seller (other than ELI-II), and any references in this Agreement to a Seller means and includes the successors to such Seller's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

3.B. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AS TO SELLER MATTERS. Each Seller, severally and not jointly, represents and warrants to the Purchaser and to Holdings, as of the date of this Agreement and as of the Closing Date, as follows:

(a) Capacity. Such Seller has all requisite capacity to execute and deliver this Agreement and the other Transaction Documents to which such Seller is a party and to perform its obligations hereunder and thereunder.

(b) Binding Obligation. This Agreement constitutes, and the other Transaction Documents to which such Seller is a party, when executed and delivered, will constitute, the valid and legally binding obligations of such Seller enforceable against such Seller in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(c) Noncontravention. Neither the execution and the delivery of this Agreement by such Seller nor the execution and delivery by such Seller of the other Transaction Documents to which such Seller is a party, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any statute, regulation or rule of any Authority to which such Seller is subject, (ii) violate any injunction, judgment, order, decree or ruling of any Authority to which such Seller is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which such Seller is a party or by which such Seller is bound or to which any of such Seller's assets is subject (except, in each case, for such violations or conflicts which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby). Except as set forth under
Section 3B(c) of the Disclosure Schedule, such Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Authority in order for such Seller to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which such Seller is a party.

(d) Litigation. There are no actions, suits, claims or proceedings pending or to the best of such Seller's Knowledge threatened against or involving such Seller or any of his or her assets or properties by or before any Authority that question the validity of this Agreement or seek to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, stipulations, awards or decrees of any Authority against such Seller or any of his or her assets or properties which prohibit or enjoin the consummation of the transactions contemplated hereby.

(e) Ownership of Company Common Stock. As of the time immediately prior to the Closing, each Seller holds or will hold of record and owns or will own beneficially the number of the Shares set forth in Section 3C(d) of the Disclosure Schedule and has or will have good title to said number of the Shares, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Liens, claims, and demands. Such Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement, any agreements set forth in Section 3B(e) of the Disclosure Schedule, and the terms of Preferred Shares). By their execution of this Agreement, the Sellers hereby agree that upon the Closing, the Stockholders Agreement among the Sellers as set forth on Section 3B(e) of the Disclosure Schedule shall be terminated and shall no longer be in force or effect thereafter. Except as set forth in Section 3B(e) of the Disclosure Schedule, such Seller is not a party to any voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Company.

(f) Brokers Fees. Neither such Seller nor any Person acting on such Seller's behalf has engaged any broker, finder or intermediary other than BB&T Capital Markets for or on account of the transactions contemplated by this Agreement as a result of which any of the Purchaser or the Company will have any legal responsibility.

(g) Relationship with Holdings. (i) Such Seller or any of its officers, directors, trustees, or controlling persons, has a preexisting personal or business relationship with Holdings; or (ii) such Seller, by reason of its own business and financial experience or that of its professional advisers, has the capacity to protect its own interests in connection with the issuance of the Holdings Notes.

3.C. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY WITH RESPECT TO THE COMPANY. The Sellers, jointly and severally, and the Company (for itself and each of its subsidiaries) represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

(a) Organization/Power and Authority to Conduct Business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Section 3C(a) of the Disclosure Schedule sets forth a list of each jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Except as disclosed on Section 3C(a) of the Disclosure Schedule, the Company does not have any Subsidiary, and does not own, directly or indirectly, any capital stock or other equity interests in any corporation, partnership or other entity.

(b) Noncontravention. Neither the execution and the delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation or rule of any Authority to which the Company is subject, (ii) violate any injunction, judgment, order, decree or ruling of any Authority to which the Company is subject or any provision of the Charter or bylaws of the Company or (iii) except as set forth under Section 3C(b) of the Disclosure Schedule and except as would not have a Material Adverse Effect, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Company is a party or by which it is bound or to which any of its assets is subject (except, in each case, for such violations or conflicts which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby). Except as set forth under Section 3C(b) of the Disclosure Schedule, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Authority in order for the Company to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party. Notwithstanding the foregoing, in order to sell the Shares hereunder the Purchaser and the Company must comply with the applicable waiting period subsequent to the filing of their respective Hart-Scott-Rodino Pre-merger Notification Forms. With respect to any such disclosures listed in Section 3C(b) of the Disclosure Schedule, the Company shall, prior to the Closing Date, perform all commercially reasonable acts necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which such Company is a party.

(c) Brokers Fees. Neither the Company nor any Person acting on the Company's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary other than BB&T Capital Markets for or on account of the transactions contemplated by this Agreement. The Sellers collectively will pay any and all fees and expenses due and owing to BB&T Capital Markets in connection with the transactions described in this Agreement out of the Purchase Price payable at Closing under Section 2(d).

(d) Capitalization. Section 3C(d) of the Disclosure Schedule sets forth the Company's authorized classes of capital stock and for each class of stock of the Company shows (i) the number of shares of authorized; (ii) the number of shares issued and outstanding; (iii) the names of the holders of record thereof; and
(iv) the number of shares held by each such holder. All of the issued and outstanding shares of each class of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person or any agreement or law by which the Company at the time of issuance was bound. Except as disclosed in
Section 3C(d) of the Disclosure Schedule, there are no outstanding or authorized subscriptions, warrants, options or, except for this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or any other security of the Company; there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company; and there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

(e) Financial Statements. Set forth in Section 3C(e) of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income and statements of shareholders equity and cash flows as of and for the fiscal year ended September 30, 2000 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited balance sheet and statement of income and statement of cash flows (the "Most Recent Financial Statements") as of and for each of the months in fiscal year 2001 through March 31, 2001 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end audit adjustments and lack footnotes and other presentation items and that the reserves for Taxes of the Company set forth on the Most Recent Financial Statements do not reflect any tax benefits associated with the payments described under Section 2(a)(iii).

(f) Absence of Certain Developments. Except as otherwise contemplated by this Agreement or as set forth in Section 3C(f) of the Disclosure Schedule, since the Most Recent Fiscal Month End, the Company has conducted its business only in the Ordinary Course of Business and there has not been any Material Adverse Change with respect to the Company. Without limiting the generality of the foregoing, since that date, except as set forth in the Disclosure Schedule or in the Financial Statements, the Company has not:

(i) borrowed any amount or incurred any liabilities, except liabilities incurred in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law by the Company or any Seller);

(ii) mortgaged, pledged or subjected to any Lien any of its assets, except for Permitted Liens, or entered into any conditional sale or other title retention agreement with respect to any property or asset;

(iii) sold, assigned or transferred any of its tangible assets, except for sales of Inventory in the Ordinary Course of Business;

(iv) sold, assigned or otherwise transferred, or abandoned, any material Intellectual Property right or any claim for infringement thereon;

(v) suffered any extraordinary losses involving more than $50,000 in the aggregate or canceled, compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business or involving more than $100,000 in the aggregate;

(vi) made any capital expenditures or commitments therefor in excess of $100,000 individually or $500,000 in the aggregate;

(vii) entered into any material agreement, contract, lease or license outside the Ordinary Course of Business;

(viii) suffered any theft, damage, destruction or casualty loss in excess of $100,000 in the aggregate, individually or in the aggregate, to its property, whether or not covered by insurance;

(ix) entered into any agreement with any labor union or association representing any employee, or made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers or directors (or, other than in the Ordinary Course of Business, other employees), or otherwise made any material change in employment terms for any of its directors, officers and employees;

(x)      made any Change in Accounting Principles;

(xi) made any increase in or established any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement or modified or obligated itself to modify or announced its intention to modify, the Company's personnel policies and practices in any material respect;

(xii) made any payment (including any dividends or other distributions with respect to the Common Stock) to the Sellers or any Affiliate of the Sellers (other than compensation, management fees, reimbursement of expenses and rent, otherwise payable in the Ordinary Course of Business) or forgiven any indebtedness due or owing from the Sellers or any Affiliate of the Sellers to the Company;

(xiii) reclassified, combined, split, subdivided or redeemed or otherwise repurchased any capital stock of the Company, or created, authorized, issued, sold, delivered, pledged or encumbered any additional capital stock (whether authorized but unissued or held in treasury) or other securities equivalent to or exchangeable for capital stock, or granted or otherwise issued any options, warrants or other rights with respect thereto;

(xiv) acquired or agreed to acquire by merging or consolidating with, or by purchasing any portion of the capital stock, partnership interests or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof;

(xv) made any loan or advance (whether in cash or other property), or made any investment in or capital contribution to, or extended any credit to, any Person, except (i) short-term investments pursuant to customary cash management policies, and (ii) advances to employees made in the Ordinary Course of Business;

(xvi) made any write-down of the value of Inventory or written off as uncollectible any Account Receivable except for write-downs and write-offs in the Ordinary Course of Business consistent with past practices, none of which would reasonably be expected to result in a Material Adverse Change;

(xvii) except in the Ordinary Course of Business (A) liquidated Inventory or accepted product returns, (B) accelerated receivables, or (C) delayed payables;

(xviii)  made or pledged to make any charitable contribution; or

(xix)    committed to do any of the foregoing.

(g) Undisclosed Liabilities. To the best of Sellers' Knowledge, the Company does not have any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes) and to the best of Sellers' Knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any such liability, except for (i) liabilities set forth on the Financial Statements or in any notes thereto (but only to the extent such notes quantify any such liabilities), (ii) executory liabilities under agreements, contracts, leases, licenses and other arrangements entered into in the Ordinary Course of Business to which the Company or any of its assets may be bound (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach thereof or violation of law), (iii) liabilities and other matters reflected in the Disclosure Schedule, and (iv) liabilities which have arisen in the Ordinary Course of Business since the Most Recent Fiscal Month End (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law by the Company or the Sellers). Section 3C(g) of the Disclosure Schedule sets forth as of the Most Recent Fiscal Month End a true and correct listing of the indebtedness of the Company described in clauses (i), (ii) and (iii) of the definition of Funded Indebtedness.

(h) Legal Compliance. Except as set forth in Section 3C(h) of the Disclosure Schedule, the Company is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of all Authorities, except where the failure to comply would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby. Except as set forth in Section 3C(h) of the Disclosure Schedule, since December 31, 1995, the Company has not received any written communication from any Authority that alleges that the Company is not in compliance with any foreign, federal, state or local laws, rules or regulations.

(i) Company Permits. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Authorities necessary for the lawful conduct of its business (the "Company Permits"). The Company is in compliance with the terms of the Company Permits, except where the failure to comply would not have a Material Adverse Effect. Section 3C(i) of the Disclosure Schedule sets forth a list of the Company Permits.

(j)      Tax Matters.
         -----------

(i) The Company has filed all Tax Returns required to have been filed, has paid all Taxes that are due to be paid pursuant to such returns (whether or not shown as due thereon) or pursuant to any assessment that has become payable, and has set up a reserve for the payment of all Taxes not yet due and payable that adequately covers all periods through the Most Recent Fiscal Month End. All such Tax Returns are complete and accurate in all material respects and disclose all Taxes required to be paid by the Company for the periods covered thereby. Except as set forth in Section 3C(j) of the Disclosure Schedule:

(A) there is no action, suit, investigation, audit, claim or assessment pending or, to the best of Sellers' Knowledge, proposed or threatened against the Company with respect to Taxes;

(B) the federal income tax returns of the Company have not been examined by the IRS;

(C) the Company has not waived or been requested to waive any statute of limitations in respect of Taxes and there is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes;

(D) there are no Liens for Taxes upon any of the assets of the Company except liens relating to Taxes not delinquent. All monies the Company is required by applicable law to collect or withhold from the employees of the Company for income Taxes, social security and other payroll Taxes, or from independent contractors, shareholders or other third parties, have been collected or withheld, and either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the applicable books and financial statements of the Company;

(E) the Company will not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code with respect to a change in method of accounting occurring before the Closing Date or comparable provisions of state, local or foreign Tax law;

(F) the Company has not, during the five-year period ending on the Closing Date, been a personal holding company within the meaning of Section 541 of the Code;

(G) the Company has never filed or been included in any combined or consolidated Tax return with any other person or been a member of an Affiliated Group filing a consolidated federal income Tax Return; the Company does not otherwise have liability for the Tax of any other Person under Treas. Reg. 1.1502-6 (or any comparable provisions of state, local or foreign Tax law) and the Company is not a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing Authority) and is not otherwise responsible by contract or law (including theories of successor or transferee liability) or otherwise, for the Taxes of any other Person; and

(H) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(ii) The Company has not been at any time after January 1, 1995 and on or before the Closing Date, a "United States real property holding corporation" within the meaning of Section ?897 of the Code; and Sellers will timely supply to Purchaser such documentation as may be required to relieve the Purchaser of the obligation to withhold Taxes pursuant to Section ??897 and Section 1445 of the Code.

(iii) As a result of the transactions contemplated by this Agreement, the Company will not be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in ?Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(iv) The Company has not filed a consent under Section 341(f) of the Code or any comparable provision of a state statute.

(k) Certain Business Relationships with the Company. Except as set forth in
Section 3C(k) of the Disclosure Schedule and except for normal advances to employees consistent with past practice, payment of compensation for employment to employees consistent with past practice, and participation in Employee Benefit Plans by employees, since December 31, 1996 the Company has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with (i) any officer, director or shareholder of the Company, or (ii) to the Sellers' Knowledge, any of their respective Affiliates. Except as set forth in Section 3C(k) of the Disclosure Schedule, no Affiliate of the Company is indebted to the Company for money borrowed or other loans or advances, and the Company is not indebted to any such Affiliate for money borrowed or other loans or advances.

(l) Title to Tangible Assets Other than Real Property Interests. Except as set forth in Section 3C(l) of the Disclosure Schedule, the Company has good and valid title to, or a valid leasehold interest in, all the tangible assets (other than real property or interests in real property) used in the conduct of the Company's business, except Inventory sold since the date hereof in the Ordinary Course of Business, free and clear of any Liens other than Permitted Liens. The machinery and equipment used regularly in the conduct of the Business of the Company are in the aggregate in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are presently used. Except for interests and rights in property pursuant to any lease, license or other agreement described in Section 3C(l) of the Disclosure Schedule or pursuant to any lease, license or other agreement not required to be described in Section 3C(l) of the Disclosure Schedule and except for property supplied by any customer or supplier in connection with the purchase or sale of products or services from or to such customer or supplier in the Ordinary Course of Business, there is no tangible personal property owned by any third party which is used by the Company in the operation of its business. Section 3C(l) of the Disclosure Schedule lists all machinery, equipment, vehicles, furniture and other tangible personal property of any kind and description having a book value in excess of $10,000.00 (other than Inventory) owned or leased by the Company. Notwithstanding any provision of this Agreement to the contrary, the Purchaser acknowledges that certain art work, wall displays, plaques and other objects of sentimental value (none of which, individually or in the aggregate, is material to the operation of the Company's business and none which will be listed as an asset of the Company on the Closing Balance Sheet) located at the Company's premises (a list of which is set forth under Section 3C(l) of the Disclosure Schedule) is, and shall remain, the personal property of the Sellers.

(m) Real Property. All real property and improvements thereto and interests in real property and improvements thereto that are owned or leased by the Company are referred to herein collectively as the "Real Property" or "Properties", and individually as a "Property". Section 3C(m) of the Disclosure Schedule identifies all Real Property. Except as set forth on Section 3C(m) of the Disclosure Schedule, the Company has good and valid title to, or a valid leasehold interest in, all Real Property in each case free and clear of any Liens, easements, covenants, rights-of-way and other similar restrictions, except (i) Permitted Liens and (ii) easements, covenants, rights-of-way and other similar restrictions of record. To the best of Sellers' Knowledge, there are no pending condemnation, expropriation, eminent domain or similar proceedings affecting all or any portion of such Properties and no such proceedings are contemplated. There are no leases, subleases, licenses, concessions or other agreements, written granting to any party or parties the right of use or occupancy of any portion of any Property. The Company enjoys peaceful and undisturbed possession of the Real Property. Except as set forth on
Section 3C(m) of the Disclosure Schedule or otherwise in the Disclosure Schedule, to the best of Sellers' Knowledge ,the Real Property is in compliance with all applicable local, state and federal laws including, but not limited to, environmental laws, zoning and land use laws, building codes, safety codes, fire codes, OSHA laws, and the Americans with Disabilities Act, except where the failure to be in such compliance would not have a Material Adverse Effect.

(n)      Intellectual Property.
         ---------------------

(i) Section 3C(n)(i) of the Disclosure Schedule identifies each pending patent application and each registered item of Intellectual Property owned or used by the Company, and each written license agreement (excluding off-the-shelf or "shrink-wrap" software license agreements) pursuant to which the Company has granted to any third party, or received from any third party a grant of, any rights in any of the Intellectual Property owned or used by the Company. Except as set forth in this Agreement or the Disclosure Schedule, the Company owns, or possesses adequate and enforceable licenses or rights (free of Liens other than Permitted Liens) to use all Intellectual Property currently used by the Company, or necessary to permit the Company to conduct its business as now conducted.

(ii) Except as set forth in Section 3C(n)(ii) of the Disclosure Schedule, with respect to each item identified in Section 3C(n)(i) of the Disclosure Schedule:

(A) the Company possesses all right, title and interest thereto, free and clear of any Lien (other than Permitted Liens), license or other restriction;

(B) to the best of Sellers' Knowledge, such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(C) no action, suit, proceeding, hearing, investigation, written claim or written demand is pending or is, to the best of Sellers' Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of the item;

(D) to the best of Sellers' Knowledge, neither the Company nor any other party to any license agreement is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

(E) to the best of Sellers' Knowledge, no party to any license agreement has repudiated any material provision thereof;

(F) no claims are pending or, to the best of Sellers' Knowledge, threatened that the Company is infringing on or otherwise violating the rights of any person with regard to any such item; and

(G) to the best of Sellers' Knowledge, no person is infringing on or otherwise violating any right of the Company with respect to such item.

(o) Material Contracts. Section 3C(o) of the Disclosure Schedule lists the Material Contracts to which the Company is a party. The Company has made available to the Purchaser a correct and complete copy of each Material Contract listed in Section 3C(o) of the Disclosure Schedule. With respect to each such Material Contract, except as disclosed in Section 3C(o) of the Disclosure Schedule, to the best of Sellers' Knowledge, (A) the Material Contract is legal, valid, binding, enforceable and in full force and effect; (B) except as disclosed in Section 3C(o) of the Disclosure Schedule neither the Company nor any other party is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute such a breach or default, or permit termination, modification, or acceleration, under the Material Contract; (C) no party has repudiated any provision of the Material Contract, (D) there are no material disputes or forbearance programs in effect with respect to the Material Contract.

(p) Powers of Attorney. Except as set forth in Section 3C(p) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

(q) Insurance. Section 3C(q) of the Disclosure Schedule describes each insurance policy maintained by the Company. To the best of Sellers' Knowledge, all of such insurance policies are in full force and effect and the Company is not in default with respect to its obligations under any of such insurance policies. To the best of Sellers' Knowledge, such policies are sufficient for substantial compliance with all requirements of applicable law and Material Contracts to which the Company is a party. Since the respective dates of such policies, no notice of cancellation or non-renewal with respect to any such policy has been received by the Company. Section 3C(q) of the Disclosure Schedule sets forth a list of all pending claims with respect to all such policies.

(r) Litigation. Section 3C(r) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree or ruling or (ii) is a party or is to the Sellers' Knowledge threatened to be made a party, to any action, suit, proceeding, hearing or investigation of, in or before any Authority.

(s) Labor Relations. Except as set forth in Section 3C(s) of the Disclosure Schedule, the Company is not a party to a collective bargaining agreement. Except as set forth in Section 3C(s) of the Disclosure Schedule, (i) since December 31, 1995, the Company has not been involved in or threatened with any strike, slowdown or work stoppage, (ii) since December 31, 1995, the Company has not been involved in or threatened with any unfair labor practice charge, arbitration, suit or administrative proceeding relating to labor matters involving its employees, (iii) to Sellers' Knowledge, there are no actions, proceedings or claims pending or threatened against the Company under any laws relating to employment, including any provisions thereof relating to wages, hours, collective bargaining, withholding or the payment of social security or other Taxes, and (iv) the Company has substantially complied with all applicable immigration laws including the provisions of the Immigration Reform and Control Act of 1986 with respect to all of its employees hired after December 31, 1995 by verifying their employment eligibility and having them complete Form I-9.

(t) Employee Benefits. Section 3C(t) of the Disclosure Schedule sets forth (a) all of the current Employee Pension Benefit Plans, Employee Welfare Benefit Plans and all other employee benefit, fringe benefit plans and programs maintained or contributed to by the Company or any ERISA Affiliate with respect to current or former employees of the Company (the "Employee Benefit Plans").

(i) With  respect  to each  Employee  Benefit  Plan and except as  disclosed  in
Section 3C(t) of the Disclosure Schedule:

(A) each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable laws (including all reporting and disclosure requirements), and has been operated in all material respects in accordance with its terms;

(B) all contributions (including all employer contributions and employee salary reduction contributions, if any) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan, and there are no accumulated funding deficiencies with respect to any such Employee Pension Benefit Plan;

(C) each such Employee Benefit Plan which is an Employee Pension Benefit Plan intended to so qualify under Section 401(a) of the Code so qualifies and has received a favorable determination letter from the IRS as to its qualification under Section 401(a) of the Code;

(D) no "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan (or its related trust) which could subject the Company or any officer, director or employee of the Company, to any Tax or penalty imposed under Section 4975 of the Code or liability under Section 406 of ERISA;

(E) the Company has delivered or made available to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report and all accompanying schedules, the most recent actuarial valuation (if any), and all related trust agreements, insurance contracts and other funding arrangements which implement each such Employee Benefit Plan;

(F) no such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than a Multiemployer Plan) has been instituted;

(G) the Company has not incurred, and will not incur as a result of any existing condition or the transactions contemplated by this Agreement, any liability to the PBGC (except for required premium payments, if any), or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan and, as of the Closing Date, the assets of each such Employee Pension Benefit Plan are at least equal in value to the present value of accrued benefits of the plan, based on actuarial methods, tables and assumptions reasonably satisfactory to the Purchaser; and

(H) no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or to the Sellers' Knowledge threatened.

(ii) The Company does not contribute to any Multiemployer Plan or have any liability (including withdrawal liability) under any Multiemployer Plan.

(iii) The Company does not have any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code. With respect to all of its past and present employees, the Company has complied in all material respects with the notice and continuation requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code.

(iv) The Company has no liability for or relating to any Employee Benefit Plan or arrangement sponsored, maintained or contributed to by an ERISA Affiliate.

(v) The consummation of the transactions contemplated by this Agreement will not entitle any individual to any severance pay by the Company, and will not accelerate the time of payment or vesting, or increase the amount of any compensation due to any individual, and will not be the direct or indirect cause of any amount payable under any Employee Benefit Plan being classified as an "excess parachute payment" under Section 280G of the Code.

(u)      Environmental, Health and Safety Matters.
         ----------------------------------------

(i) To the Sellers' Knowledge, except as disclosed in Section 3C(u) of the Disclosure Schedule or as would not have a Material Adverse Effect:

(A) The Company has not disposed of or released any substance, arranged for the disposal of any substance in violation of any Environmental Law, knowingly exposed any employee or other individual to any substance or condition in violation of any Environmental Law, or owned or operated its businesses or any Property or facility in violation of any Environmental Law so as to give rise to any liability or corrective or remedial obligation of the Company under any Environmental Laws.

(B) The Company is in compliance with all Environmental Laws, except where the failure to comply would not have a Material Adverse Effect, and the Company has not, since December 31, 1995, received any written communication from any Authority that alleges that the Company is not in such compliance.

(C) There is no Environmental Claim pending or, to the best of Sellers' Knowledge, threatened or recently filed against the Company or against any Property.

(D) No underground storage tanks, friable and damaged asbestos-containing materials, or pcb-containing equipment or fluids are present on any Property in violation of any Environmental Law.

(E) No Property presently or heretofore owned, leased or operated by the Company is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any analogous state list.

(F) No off-site location at which the Company has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any analogous state list.

(G) The Company is in compliance with the Emergency Planning and Community Right to Know Act ("EPCRA"), 42 U.S.C. Section 11001 et seq.

(H) In connection with the Company's right to seek indemnification from the indemnifying parties under each of the LADD Agreement and the Maytag Agreement, the Company has provided any required notice to such indemnifying parties with respect to claims to indemnification arising prior to the date hereof in order to preserve such rights in accordance with the terms of such agreements.

(ii) Notwithstanding any other representation and warranty in this Section 3, the representations and warranties contained in this Section 3C(u) constitute the sole representations and warranties of the Sellers and the Company with respect to any Environmental Law, Environmental Claim or any Material of Environmental Concern.

(v) Customers and Suppliers. Section 3C(v) of the Disclosure Schedule contains a complete and accurate list of the names of the 20 largest (by volume for the year ended September 30, 2000 and year to date fiscal 2001) customers and the 20 largest (by volume for the year ended September 30, 2000 and year to date fiscal
2001) suppliers of the Company as of January 31, 2001. Except as set forth in
Section 3C(v) of the Disclosure Schedule, since September 30, 2000, no event has to the Sellers' Knowledge occurred that would materially adversely affect the Company's relations with any such customers or supplier, nor has any such customer or supplier, to the Sellers' Knowledge, made any threat to the Company's services or products.

(w) Inventory. Except as disclosed in Section 3C(w) of the Disclosure Schedule, the Inventory of the Company is merchantable and fit for the purpose for which it was procured or manufactured. The reserve for slow moving, obsolete, damaged or defective Inventory (as set forth on the Financial Statements) has been determined in accordance with GAAP on a basis consistent with the past custom and practice of the Company. Except as disclosed in Section 3C(w) of the Disclosure Schedule, the Inventory of the Company is valued at the lower of cost (on a first-in-first-out basis) or market in accordance with GAAP on a basis consistent with prior periods.

(x) Accounts Receivable. Except as disclosed in Section 3C(x) of the Disclosure Schedule, all of the Accounts Receivable of the Company are properly reflected on its books and records and arose from bona fide transactions in the Ordinary Course of Business, and, to the best of Sellers' Knowledge, are valid receivables subject to no setoffs or counterclaims. The reserve for bad debts set forth on the face of the Financial Statements (rather than in any notes thereto) has been determined in accordance with GAAP on a basis consistent with the past custom and practice of the Company.

(y) List of Accounts. Section 3C(y) of the Disclosure Schedule sets forth a list of all bank and securities accounts, and all safe deposit boxes, maintained by the Company and a listing of the persons authorized to draw thereon or make withdrawals therefrom or, in the case of safe deposit boxes, with access thereto.

(z) Product Warranty. Except as disclosed in Section 3C(z) of the Disclosure Schedule, within the last five years, the products manufactured, sold, and delivered by the Company have in the aggregate conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and, to the best of Sellers' Knowledge, the Company has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement thereof or other damages in connection therewith. Within the last five years, substantially all of the products manufactured, sold, and delivered by the Company are subject to standard terms and conditions of sale, subject to variations applicable to specific customer requirements. The reserve for product warranty claims set forth on the face of the Financial Statements (rather than in any notes thereto) has been determined in accordance with GAAP on a basis consistent with the past custom and practice of the Company.

(aa) Repayment of Seller Loans. Except as set forth in Section 3C(aa) of the Disclosure Schedule, the Sellers have satisfied in full all loans due and owing from them to the Company, if any, together with all interest accrued thereon.

(bb) Trustee of 401(k) Plan. Unless the Purchaser requests in writing prior to Closing the resignation of the trustees under the Company's 401(k) Plan, such trustees shall remain as trustees under the Company's 401(k) Plan after Closing until the Purchaser or the Company directs otherwise.

(cc) Employee List. The Company has no employees other than those listed in
Section 3C(cc) of the Disclosure Schedule. Section 3C(cc) of the Disclosure Schedule sets forth a true and correct list of all employees of the Company, their dates of hire, accrued vacation and sick leave, and salaries or hourly wage rates, and identifies any and all inactive employees who are off work due to workers' compensation leave, family medical leave, leave of absence, or who are not actively employed for any other reason.

(dd) Medical, Dental, and Workers' Compensation Claims. The Company has no medical claims, dental claims or worker's compensation claims resulting from treatment, injuries, conditions or illnesses arising prior to the Closing ("Pre-Closing Claims"), other than those listed in Section 3C(dd) of the Disclosure Schedule, which are in dispute, have otherwise not been paid in full or which are not covered by insurance for which premiums have already been paid by the Company.

(ee) Pre-paid Advertising. All of the pre-paid advertising expenses of the Company are properly reflected on its books and records and arose from bona fide transactions in the Ordinary Course of Business, and the amount set forth on the face of the Financial Statements (rather than in any notes thereto) has been determined in accordance with GAAP on a basis consistent with the past custom and practice of the Company.

(ff) Sales Representatives. Section 3C(ff) of the Disclosure Schedule contains a complete and accurate list of the names of the Company's sales representatives as of February 28, 2001. Except as set forth in Section 3C(ff) of the Disclosure Schedule, since September 30, 2000 no event has to the Sellers' Knowledge occurred that would materially adversely affect the Company's relations with any such sales representatives. Except as set forth in Section 3C(ff) of the Disclosure Schedule, to the Sellers' Knowledge, the change of control of the Company contemplated by this Agreement will not materially adversely affect the Company's relations with any such sales representatives. Except as set forth in
Section 3C(ff) of the Disclosure Schedule, since September 30, 2000, no sales representative which accounted for more than five percent (5%) of the Company's aggregate sales revenues during the last twelve months has canceled, terminated (or, to the Sellers' Knowledge, made any threat to the Company to cancel or terminate), or materially decreased his or her sales of the Company's services or products.

(gg) Investment in Foreign Supplier. Section 3C(gg) of the Disclosure Schedule contains (i) a listing of the Company's stock ownership in Leisure Garden; (ii) a listing of all of the owners of stock in Leisure Garden, together with the number of shares owned and percent of the company owned; and (iii) the most recent financial statements received from Leisure Garden.

(hh) Funded Indebtedness. Section 3C(hh) of the Disclosure Schedule contains a complete listing of the Funded Indebtedness of the Company together with a statement of any additional sums which are available to the Company to be borrowed under that particular Funded Indebtedness.

(ii) Product Liability. To the best of Sellers' Knowledge, any material liabilities of the Company arising out of any injury to individuals or property as a result of the ownership, possession, or use of any products manufactured, sold or delivered by the Company prior to the Closing, are covered by insurance policies maintained by the Company.

4. Representations and Warranties of the Purchaser AND HOLDINGS. The Purchaser and Holdings jointly and severally (except paragraph (h) of this Section 4, which representation is made severally by Holdings) represent and warrant to the Sellers as follows:

(a) Organization. The Purchaser and Holdings are corporations, each duly organized, validly existing, and in good standing under the laws of Florida. Each of the Purchaser and Holdings is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on Purchaser's or Holdings' ability to execute and deliver this Agreement and to perform their respective obligations contemplated hereby. Each of the Purchaser and Holdings has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Authorization of Transaction; Binding Obligation. Each of the Purchaser and Holdings has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes, and such other Transaction Documents, when executed and delivered, will constitute the valid and legally binding obligations of the Purchaser and Holdings, as the case may be, enforceable against Purchaser and Holdings, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(c) Noncontravention. Neither the execution and the delivery of this Agreement or the other Transaction Documents to which the Purchaser or Holdings is a party, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any statute, regulation or rule of any Authority to which either of the Purchaser or Holdings is subject (except for violations which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby), (ii) violate any injunction, judgment, order, decree or ruling of any Authority to which either of the Purchaser or Holdings is subject or any provision of their respective Charter or bylaws or other organizational document, as the case may be, or (iii) except as set forth in Section 4(c) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Purchaser or Holdings, as the case may be, is a party or by it is bound or to which any of their respective assets are subject. Except as disclosed in Section 4(c) of the Disclosure Schedule, neither the Purchaser nor Holdings is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Authority in order for it to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party. Notwithstanding the foregoing, in order to purchase the Shares herein, the Purchaser and the Sellers must comply with the applicable waiting period subsequent to the filing of their respective Hart-Scott-Rodino Pre-merger Notification Forms. With respect to any such disclosures listed in Section 4(c) of the Disclosure Schedule, the Purchaser and Holdings shall, prior to the Closing Date, perform all acts necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which Purchaser is a party.

(d) Brokers Fees. None of the Purchaser, Holdings or any Person acting on their behalf has engaged any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement as a result of which the Company (unless the Closing shall occur) or the Sellers will have any legal responsibility.

(e) Acquisition of Shares for Investment. The Purchaser is an "accredited investor" as defined by Rule 501 under the Securities Act. The Shares to be purchased by the Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Purchaser will not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act or any comparable state laws.

(f)      Capitalization.
         --------------

(i) Schedule 4(f) hereto sets forth (A) a list of the authorized and issued capital stock of Purchaser and Holdings which is true and correct in all respects as of the date hereof, and (B) a true and complete organizational chart of Holdings, including, without limitation, all of its Subsidiaries and Affiliates.

(ii) The issuance, sale and delivery of the shares of Holdings Common Stock to be issued to the Sellers pursuant to Section 2(c) have been duly authorized by all requisite corporate action of Holdings; and such shares of Holdings Common Stock will, when issued and delivered in accordance with the terms of this Agreement, be validly issued and outstanding, fully paid and nonassessable and will not be subject to preemptive or other similar rights of the stockholders of the Holdings or others and, except as set forth in this Agreement or in the Exchange Agreement, will be free and clear of all liens, charges, restrictions, claims and encumbrances.

(iii) The issuance, sale and delivery of the Holdings Notes have been duly authorized by all requisite corporate action of Holdings; and the Holdings Notes will, when executed and delivered in accordance with the terms of this Agreement , be duly executed and delivered by Holdings and constitute the valid and binding obligations of Holdings, enforceable in accordance with their terms, except as limited by (A) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and (B) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law and, except as set forth in this Agreement or in the certificates representing the Holdings Notes, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed.

(g) Financing Commitment Letter. Purchaser has entered into that certain Commitment Letter agreement, dated as of March 28, 2001, by and among Purchaser, Trivest, Inc., a Florida corporation, Canadian Imperial Bank of Commerce, and CIBC World Markets Corp. (the "Financing Commitment Letter"). The Purchaser believes that the financing to be made available to the Purchaser pursuant to the consummation of the transactions contemplated by the Financing Commitment Letter shall be sufficient for the Purchaser to satisfy its obligations (including the payment of the Purchase Price) under this Agreement and to consummate the transactions contemplated hereby. Purchaser has no reason to believe that the transactions contemplated by the Financing Commitment Letter will not be consummated prior to the Closing Date substantially on terms and conditions set forth on the Financing Commitment Letter.

(h) Relationship with Sellers. (i) Holdings or any of its officers, directors, or controlling persons, has a preexisting personal or business relationship with each Seller; or (ii) Holdings, by reason of its own business and financial experience or that of its professional advisers, has the capacity to protect its own interests in connection with the issuance of the Holdings Notes.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a) General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 9 below).

(b) Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that such Party may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use commercially reasonable efforts to obtain early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith.

(c) Operation of Business. Without the prior consent of the Purchaser or except as otherwise contemplated by this Agreement, the Company will not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3C(f) above (other than clauses (v) or (viii) of such section), except as contemplated by the Transaction Documents. In addition, the Company will continue to conduct its business in the Ordinary Course of Business and will not (i) except in the Ordinary Course of Business liquidate Inventory or accept product returns, (ii) accelerate receivables, (iii) delay payables, or
(iv) change in any material respect the Company's practices in connection with the payment of payables in respect of raw materials purchases.

(d) Preservation of Business. The Company will use commercially reasonable efforts to maintain its business and properties, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

(e) Full Access. Upon reasonable notice, the Company will permit representatives of the Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to the premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Company. Notwithstanding anything in this Agreement to the contrary, Purchaser agrees not to make any press release prior to the Closing without the prior written consent of Sellers, which consent shall not be unreasonably withheld.

(f) Financing. The Purchaser shall use its best efforts to consummate the transactions contemplated by the Financing Commitment Letter or otherwise obtain the financing necessary for the Purchaser to purchase the Shares and consummate the transactions contemplated hereby (the "Purchaser Financing").

(g) Notice of Developments. Each Party will promptly give notice to the other Party(ies) of its, his or her discovery of any material adverse development which, had such development been in existence on the date hereof, would constitute a material breach of the representations and warranties contained in Sections 3B and 3C (in the case of a Seller) or Section 4 (in the case of the Purchaser) that would cause the Sellers or the Purchaser, as the case may be, not to satisfy the conditions to the Closing set forth in Section 9(a) or 9(b), respectively. No disclosure by any Party pursuant to this Section 5(g) shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation or breach of warranty.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

(a) General. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party; provided, however, that the taking of any action necessary to execute or deliver to the Purchaser any stock powers and such other instruments of transfer as may be necessary to transfer ownership of the Shares any Seller shall be borne severally by such Seller.

(b) Non-Solicitation of Employees, Agents, Independent Contractors and Certain Supplier. In order to induce the Purchaser to enter into this Agreement, each Seller expressly covenants and agrees that for a period of three (3) years from and after the Closing Date, such Seller will not, directly or indirectly, (i) solicit for employment or employ or engage as an agent or independent contractor (or attempt to solicit for employment or employ or engage as an agent or independent contractor), for himself or herself or on behalf of any sole proprietorship, partnership, corporation, limited liability company or business or any other Person (other than the Purchaser or any of its Subsidiaries), any employee, agent or independent contractor (excluding auditors, financial advisors, investment bankers and other service providers who provide their respective services on a widespread basis) of the Company (whether currently employed or engaged by the Company or employed or engaged by the Company during the term of this nonsolicitation covenant) or any Person who was an employee, agent or independent contractor (excluding auditors, financial advisors, investment bankers and other service providers who provide their respective services on a widespread basis) of the Company at any time during the two (2) year period preceding the date hereof, (ii) encourage any such employee to leave his or her employment with the Company, (iii) encourage any such agent or independent contractor to terminate his, her or its engagement with the Company, or (iv) solicit, call on, divert, employ, take away, influence or attempt to solicit, call on, divert, employ, take away or influence, for such Seller or on behalf of any other Person, with respect to Leisure Garden (a supplier of the Company located in the Republic of China). The covenants provided for in this
Section 6(b) shall be construed as a separate and independent covenant for each of the separate states, territories and possessions included in the Restricted Area and, with respect to the State of California, for each of the separate counties of that state. To the extent that the covenant provided for in this
Section 6(b) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced. Notwithstanding the foregoing, it shall not be a breach of this covenant if any former, current or future employee, agent or independent contractor of the Company as set forth in this Section 6(b) responds to general advertising placed by the Seller or an entity in which the Seller is involved as set forth in this Section 6(b). It shall be a breach of this covenant if any such employee, agent or independent contractor is hired without the prior written consent of the Purchaser; provided, however, Seller may hire an employee, agent or independent contractor without obtaining the Purchaser's consent so long as such employee, agent or independent contractor is then receiving an annual compensation equal to an amount less than $100,000 in exchange for his/her services being rendered to the Purchaser. Notwithstanding anything to the contrary herein, the provisions of this Section 6(b) shall not be applicable to Dale Boles.

(c) Confidentiality. In order to induce the Purchaser to enter into this Agreement, each Seller expressly covenants and agrees that from and after the Closing Date, no such Seller nor any of his Affiliates (to the extent any such Affiliate has received Confidential Information or Trade Secrets) will disclose, divulge, furnish or make accessible to anyone (other than the Purchaser or any of its Affiliates or representatives) any Confidential Information or Trade Secrets, or in any way use any Confidential Information or Trade Secrets in the conduct of any business; provided, however, that nothing in this Section 6(c) will prohibit the disclosure of any Confidential Information or Trade Secrets
(i) which is or are required to be disclosed by the Seller or any such Affiliate in connection with any court action or any proceeding before any Authority, (ii) in connection with the enforcement of any of the rights of the Seller hereunder, or (iii) in connection with the defense by the Seller of any claim asserted against him hereunder; provided, however, that in the case of a disclosure contemplated by clause (i), no disclosure shall be made until the Seller shall give notice to the Purchaser of the intention to disclose such Confidential Information or Trade Secrets so that the Purchaser may contest the need for disclosure, and the Seller will cooperate (and will cause his Affiliates and their respective representatives to cooperate) with the Purchaser in connection with any such proceeding. Notwithstanding any provision of this Agreement which may be to the contrary (x) the Sellers shall be entitled to use Confidential Information consisting of databases of contacts and customers for personal purposes which do not constitute competition with the Company, including community and charitable affairs, (y) the foregoing provisions restricting the use of Confidential Information other than Trade Secrets shall survive the Closing for a period of one year, and (z) the foregoing provisions restricting the use of Trade Secrets shall survive the Closing for so long as permitted by applicable California law. The Seller acknowledges and agrees that his or her agreement to abide by the restrictive covenants under Sections 6(b) and (c) are a condition precedent to the Company's entering into this Agreement for the purchase of the Shares; that the Purchaser's purchase of the Shares is adequate consideration to bind the Seller under these restrictive covenants pursuant to the terms and conditions stated under this Section 6; and that California law will apply in any proceeding to enforce these restrictive covenants.

(d)      Certain Tax Matters.
         -------------------

(i) Sellers' Liability for Taxes. Notwithstanding the disclosures on Section 3C(j) of the Disclosure Schedule, the Sellers shall be liable for and indemnify the Purchaser for all Taxes imposed on the Company or for which the Company may otherwise be liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date; provided, however, that Sellers shall not be liable for such Taxes unless such Taxes exceed the amount of tax reserves shown on the Final Closing Balance Sheet of the Company. The Sellers shall be entitled to any refund of Taxes of the Company received for such periods in excess of any amounts recorded as an asset attributable to anticipated tax refunds on the Final Closing Balance Sheet of the Company. To the extent that accruals of Taxes for such periods shown on the Final Closing Balance Sheet of the Company exceed the actual liability of the Company for Taxes for such periods, Purchaser shall pay to Sellers the amount of such excess accrual. Any income tax deduction (A) associated with the cancellation or exercise of the Company's stock options or
(B) associated with the payments described under Section 2(a)(iii) hereof, shall first be applied to offset or reduce any taxable income which the Sellers would otherwise be responsible for under this Section 6(d)(i).

(ii) Purchaser's Liability for Taxes. The Purchaser shall be liable for and indemnify the Sellers for the Taxes of the Company for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date. The Purchaser shall be entitled to any refund of Taxes of the Company received for such periods.

(iii) Taxes for Short Taxable Year. For purposes of paragraphs (i) and (ii), whenever it is necessary to determine the liability for Taxes of the Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Company had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

(iv) Adjustment to Purchase Price. Any payment by the Purchaser or the Sellers under this Section 6(d) will be an adjustment to the Purchase Price.

(v) Tax Returns. The Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns. The Sellers shall pay the Purchaser the Taxes for which the Sellers are liable pursuant to paragraph (i) but which are payable with Tax Returns to be filed by Purchaser pursuant to this paragraph
(v) within 20 business days prior to the due date for the filing of such Tax Returns.

(vi) Contest Provisions. The Purchaser shall promptly notify Seller in writing upon receipt by the Purchaser, any of its affiliates or the Company of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of the Company for which the Sellers would be required to indemnify the Purchaser pursuant to paragraph (i). The Purchaser shall have the sole right to represent the Company's interests in any tax audit or administrative or court proceeding relating to Taxes of the Company. The Sellers shall be entitled to participate at their expense in the defense of any claim for Taxes which may be the subject of indemnification by the Sellers pursuant to paragraph (i) and, with the written consent of Purchaser, and at its sole expense, may assume the entire defense of such tax claim. Neither the Purchaser nor the Company may agree to settle any tax claim which may be the subject of indemnification by the Sellers under paragraph (i) without the prior written consent of the Sellers, which consent shall not be unreasonably withheld.

(e) Restrictions on Transfer of Shares. The Purchaser acknowledges that the Shares have not been and will not be registered under the Securities Act, that such shares are being sold to the Purchaser pursuant to an exemption from registration under the Securities Act and that such shares constitute "restricted securities" under Rule 144. Accordingly, the Shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of except pursuant to (a) an effective registration statement under the Securities Act or
(b) a transaction that is exempt from the registration requirements of the Securities Act.

(f)      Restrictive Covenants Applicable to Dale Boles.
         ----------------------------------------------

(i) Non-Competition. Dale Boles expressly covenants and agrees that he will not, for the period beginning on the Closing Date and ending on the later of (A) one year following the date his employment is terminated under the Employment Agreement, (B) three years from the effective date of a termination of his employment without cause under Section 5.4 of the Employment Agreement, or (C) April 30, 2006 if Dale Boles resigns or is terminated with cause under Section
5.5 or 5.1 of the Employment Agreement, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation, limited liability company or business or any other entity (other than WinsLoew Furniture, Inc. or any of its subsidiaries (collectively "WinsLoew")), whether as an employee, officer, director, partner, agent, security holder, consultant or otherwise, that directly or indirectly is engaged in the Restricted Business of the Company in the Restricted Area; provided, however, that nothing herein shall be deemed to prevent Dale Boles from acquiring through market purchases and owning, solely as an investment, less than five percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under Section 12(b) or Section 12(g) of the Securities Exchange Act, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as Dale Boles is not a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer.

(ii) Reasonableness and Necessity of Restrictions. Dale Boles acknowledges and agrees that the covenants provided for in this Section 6(f) are reasonable and necessary in terms of time, area and line of business to protect WinsLoew's legitimate business interests as a buyer of the common stock of the Company pursuant to this Agreement and in protecting the Company's Trade Secrets. Dale Boles further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Company's (and WinsLoew's) other legitimate business interests, which include its interests in protecting the Company's (and WinsLoew's) (i) valuable confidential business information, (ii) substantial relationships with customers throughout the Restricted Area and (iii) customer goodwill associated with the Company's ongoing business. Dale Boles expressly authorizes the enforcement of the covenants provided for in this Section 6(f)(ii) by (A) WinsLoew, (B) permitted assigns of WinsLoew pursuant to clause (i) or (ii) of Section 12(c) hereof, and
(C) the Company and any successors to the Company's business. The covenants provided for in this Section 6(f) shall be construed as a separate and independent covenant for each of the separate states, territories and possessions included in the Restricted Area and, with respect to the State of California, for each of the separate counties of that state. To the extent that the covenant provided for in this Section 6(f) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

(iii) Non-Solicitation of Employees, Agents and Independent Contractors. Dale Boles expressly covenants and agrees that he will not, for the period beginning on the Closing Date and ending on the later of (A) one year following the date his employment is terminated under the Employment Agreement, (B) three years from the effective date of a termination of his employment without cause under
Section 5.4 of the Employment Agreement, or (C) April 30, 2006 if Dale Boles resigns or is terminated with cause under Section 5.5 or 5.1 of the Employment Agreement, directly or indirectly, (i) solicit for employment or employ or engage as an agent or independent contractor (or attempt to solicit for employment or employ or engage as an agent or independent contractor), for himself or herself or on behalf of any sole proprietorship, partnership, corporation, limited liability company or business or any other entity (other than WinsLoew), any employee of the Company (whether currently employed or engaged by the Company or employed or engaged by the Company during the term of this non-solicitation covenant) or any person who was an employee, agent or independent contractor of the Company at any time during the two (2) year period preceding the date hereof, or (ii) encourage any such employee to leave his or her employment with the Company or (iii) encourage any such agent or independent contractor to terminate his, her or its engagement with the Company.

(iv) Non-Solicitation of Customers and Suppliers. Dale Boles expressly covenants and agrees that he will not, for the period beginning on the Closing Date and ending on the later of (A) one year following the date his employment is terminated under the Employment Agreement, (B) three years from the effective date of a termination of his employment without cause under Section 5.4 of the Employment Agreement, or (C) April 30, 2006 if Dale Boles resigns or is terminated with cause under Section 5.5 or 5.1 of the Employment Agreement, directly or indirectly, solicit, call on, divert, employ, take away, influence or attempt to do any of the foregoing, for himself or on behalf of any other Person (other than the Company or any of its Subsidiaries) with respect to (i) any customer or distributor or prospective customer or distributor of the Company or any customer or distributor of the Company who was a customer or distributor or prospective customer or distributor at any time during the one-year period preceding the later of (x) the date hereof and (y) the date of such solicitation, call, diversion, employment, take away, influence or attempt to do any of the foregoing with respect to any customer or distributor or prospective customer or distributor of the Company, (ii) any supplier or vendor or prospective supplier or vendor of the Company or any supplier or vendor of the Company who was a supplier or vendor or prospective supplier or vendor at any time during the one-year period preceding the later of (x) the date hereof and (y) the date of such solicitation, call, diversion, employment, take away, influence or attempt to do any of the foregoing with respect to any supplier or vendor or prospective supplier or vendor of the Company. In addition, Dale Boles shall not impair or attempt to impair any relationship, whether contractual or otherwise, and whether written or oral, between the Company and any other Person. If any one or more of the covenants contained in this Section 6 (f) (iv) shall be adjudicated to be invalid or unenforceable because such covenant is held to be excessively broad as to time, geographic area, activity or subject, then such covenant shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such covenant in the applicable jurisdiction in which the adjudication is made. Notwithstanding anything to the contrary contained herein, this Section 6(f)(iv) shall not restrict or be applicable to solicitations or calls which are not related to the Restricted Business of the Company.

                  Notwithstanding anything to the contrary herein, the provisions of this Section 6(f) shall not be applicable to any of the Sellers other than Dale Boles.

(g) Repurchase of Holdings Notes and Holdings Common Stock. For so long as ELI-II is a holder of Holdings Notes, if any Affiliate of ELI-II (including, for this purpose, Desai Capital Management Incorporated ("Desai"), investment adviser to ELI-II, and any other investment fund for which Desai may act as investment adviser) shall submit to Holdings a written offer to purchase any principal amount of Holdings Notes not in excess of $8,637,940.402, at a specified price, then within 5 business days of delivery of such offer, Holdings shall execute, sell and deliver to such Affiliate such principal amount of Holdings Notes (having the same maturity date and all other terms and conditions of the Holdings Notes delivered to ELI-II at the Closing) against delivery of the specified purchase price therefor and simultaneously therewith (or as nearly simultaneously as practicable) Holdings shall repurchase a like principal amount of Holdings Notes then held by ELI-II against the surrender by ELI-II of the certificates therefor, in proper form for transfer, for the same purchase price, in cash, paid by the relevant Affiliate of ELI-II.

7.       Remedies for Breaches of This Agreement.
         ---------------------------------------

(a) Survival of Representations and Warranties. The representations and warranties of the Sellers and the Company contained in Section 3 above and of the Purchaser and Holdings contained in Section 4 above shall survive the Closing and continue in full force and effect subsequent to Closing, subject to the limitation periods provided in Section 7(b). Any claim for which any Party shall have given proper notice in accordance with the terms of this Agreement on or prior to the expiration of the applicable limitation periods under Section 7(b) shall survive until such claim is resolved pursuant to the terms of this Agreement. To preserve any claim for breach of any such representation or warranty, the Party claiming a breach shall be obligated to notify the party claimed to be in breach in writing of any such breach, along with the facts that give rise to such breach, before termination of the applicable limitation period under Section 7(b) in respect of such representation or warranty; otherwise, such Party's claim for breach shall be forever barred.

(b)      Indemnification.
         ---------------

(i) Subject to Section 7(a) above and the conditions and limitations set forth in this Section 7(b), subsequent to the Closing Date the Sellers shall, pro rata in accordance with the number of Shares held by each of them, indemnify, defend and hold harmless the Purchaser and the Company from, against and in respect of
(A) any Losses which the Purchaser or the Company shall suffer, sustain or become subject to by virtue of or which arise out of, or result from any breach of the representations and warranties of the Company set forth in Section 3C above, and (B) any assessments against the Company resulting from the IRS' audit of the Company's tax returns for the Company's fiscal years ending September 28, 1996 and September 27, 1997, only to the extent such assessments exceed the reserves for tax liability provided on the Final Closing Balance Sheet with respect to such periods (the "Company Audit Assessment").

(ii) Subject to Section 7(a) above and the conditions and limitations set forth in this Section 7(b), subsequent to the Closing Date each Seller shall, severally and not jointly, indemnify, defend and hold harmless the Purchaser and the Company from, against and in respect of any Losses which the Purchaser or the Company shall suffer, sustain or become subject to by virtue of or which arise out of, or result from, any breach of the representations and warranties of such Seller set forth in Section 3B above and any breach by such Seller of his or her covenants and agreements set forth in this Agreement; provided, however, that such indemnification obligations of the Sellers with respect to the covenants contained in Section 2(h) above shall be joint and several.

(iii) Subject to Section 7(a) above and the conditions set forth in this Section 7(b), subsequent to the Closing Date each of the Purchaser and Holdings shall, jointly and severally, indemnify, defend and hold harmless the Sellers and their respective estates, heirs, personal representatives or successors from, against and in respect of any Losses which the Sellers shall suffer, sustain or become subject to by virtue of or which arise out of, or result from, any breach by either of the Purchaser or Holdings of its representations, warranties covenants and agreements set forth in this Agreement.

(iv) Promptly after the assertion by any third party of any claim, demand or notice (a "Third Party Claim") against any Person or Persons entitled to indemnification under this Section 7(b) (the "Indemnified Parties") that results or may result in the incurrence by such Indemnified Parties of any Losses for which such Indemnified Parties would be entitled to indemnification pursuant to this Agreement, such Indemnified Parties shall promptly notify the parties from whom such indemnification could be sought (the "Indemnifying Parties") of such Third Party Claim and shall include with such notification reasonable description of the basis of such Third Party Claim. Thereupon, the Indemnifying Parties shall have the right, upon written notice (the "Defense Notice") to the Indemnified Parties within 30 days after receipt by the Indemnifying Parties of notice of the Third Party Claim (or sooner if such claim so requires) to conduct, at their own expense, the defense against the Third Party Claim in their own names or, if necessary, in the names of the Indemnified Parties. The Defense Notice shall specify the counsel the Indemnifying Parties shall appoint to defend such Third Party Claim (the "Defense Counsel") and the Indemnified Parties shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld. In the event the Indemnified Parties and the Indemnifying Parties cannot agree on such counsel within 10 days after the Defense Notice is given, then the Indemnifying Parties shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Parties' approval which approval shall not be unreasonably withheld. Any Indemnified Party shall have the right to employ separate counsel in any such Third Party Claim and/or to participate in the defense thereof, but the fees and expenses of such counsel shall not be included as part of any Losses incurred by the Indemnified Party unless (A) the Indemnifying Parties shall have failed to give the Defense Notice within the prescribed period, (B) such Indemnified Party shall have received an opinion of counsel, reasonably acceptable to the Indemnifying Parties, to the effect that the interests of the Indemnified Party and the Indemnifying Parties with respect to the Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules, or (C) the employment of such counsel at the expense of the Indemnifying Parties has been specifically authorized by the Indemnifying Parties. The Party or Parties conducting the defense of any Third Party Claim shall keep the other Parties apprised of all significant developments and shall not enter into any settlement, compromise or consent to judgment with respect to such Third Party Claim unless the Company and the Sellers consent, such consent not to be unreasonably withheld.

(v) The aggregate of any amounts payable by the Sellers, or any of them, under this Section 7(b) shall not exceed $3,000,000. Upon the earlier to occur of (1) March 31, 2002, or (2) the date after the Closing upon which the IRS issues a final report with respect to the Company's audit described under subsection
(b)(i)(B) above, so long as the Sellers have satisfied their obligations to pay the Company Audit Assessment, if any, the aggregate of any amounts payable by the Sellers, or any of them, under this Section 7(b) shall be reduced to $2,000,000 less any amounts paid by the Sellers in satisfaction of their obligations under this Section 7 through such date (excluding the Company Audit Assessment, if any).

(A) With respect to any claims for indemnification against the Sellers, subject to the limitations set forth in this Section 7(b), Sellers shall satisfy such obligations solely by requiring Holdings to reduce the unpaid principal balance payable under the Holdings Notes by an amount equal to the amount required to satisfy such claims; provided, however, if a Seller has transferred, sold or otherwise assigned its Holdings Note to a third party, such Seller shall satisfy such obligations by contributing its proportionate share of the indemnification payment. The amount of the unpaid principal balance to be so reduced shall be allocated pro rata among the Sellers in accordance with the applicable relative proportions of amounts set forth under the column marked "Pro-Rata Share of Total" on Schedule 1 hereto.

(vi) No indemnification will be required under this Section 7 unless the person claiming the right to be indemnified gives notice to the person from which it is claiming indemnification of the facts the claimant believes are the basis for such indemnification prior to March 31, 2002; provided, however, (i) on claims for breaches of the representations and warranties contained in Section 3C(u), the claimant shall have until March 31, 2003 to give such notice; and (ii) on claims for breaches of the representations and warranties regarding title to securities and authority contained in Section 3B, Section 3C(a) and (d) and claims related to Taxes under Section 2(h), Section 3C(j) and Section 6(d), the claimant shall have until the expiration of the applicable statute of limitations to give such notice.

(vii) Except as otherwise stated in this Agreement, no Seller will be required to indemnify the Purchaser until the aggregate amount of the agreed to or adjudicated indemnification claims against such party shall exceed the deductible amount of $250,000, provided, however, no individual claims below $25,000 shall be counted towards determining the deductible amount. Once the deductible amount has been exceeded, the Sellers shall be responsible for all indemnification claims in excess of the deductible amount, subject to the other limitations set forth herein; provided, that the foregoing limitation will not apply to any payments pursuant to Section 2, if any.

(c) Effect of Knowledge of Breach; Determination of Losses; Treatment of Indemnification Payments.


(i) The Purchaser and the Company, on the one hand, and the Sellers, on the other hand, shall not be entitled to indemnification with respect to a breach of any representation or warranty made by the other Party(ies) under this Agreement if such Party(ies) can prove by a preponderance of the evidence that such other Party(ies) had actual knowledge at any time on or prior to the Closing Date of the events or conditions constituting or resulting in such breach of such representation or warranty.

(ii) The amount of any Losses subject to indemnification under Sections 7(b)(i) and (ii) above shall be calculated net of any amounts which have been previously recovered by the Purchaser or the Company under insurance policies or other collateral sources. In the event any such amounts recovered or recoverable under insurance policies or other collateral sources are not received before any claim for indemnification is paid pursuant to this Section 7(b), then the Purchaser or the Company shall pursue such insurance policies or collateral sources with reasonable diligence (unless the Purchaser or the Company shall notify the Sellers that they have elected not to pursue such insurance policies or collateral sources, in which case, notwithstanding any provision of this Agreement to the contrary, neither the Purchaser nor the Company shall be entitled to indemnification with respect to such Losses), and in the event they receive any recovery, the amount of such recovery shall be applied first, to reimburse the Purchaser and the Company for their out-of-pocket expenses (including reasonable attorneys' fees) expended in pursuing such recovery, second, to refund any indemnification payments made by the Sellers which would not have been so paid had such recovery been obtained prior to such payment, and third, any excess to the Purchaser. In addition, all Losses subject to indemnification hereunder shall be calculated net of any tax benefits which have been actually realized by the Purchaser or the Company as a result thereof plus the net present value (using a discount factor of 8.5% per annum and assuming the income tax rates then in effect for any given period remain unchanged) of tax benefits which are reasonably probable of realization by the Purchaser or the Company in subsequent tax years. Purchaser acknowledges that the lessors of the Properties are considered collateral sources under this paragraph.

(iii) All indemnification payments under this Section 7 shall be deemed adjustments to the Purchase Price.

(iv) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser and the Company agree: (A) to pursue, with reasonable diligence, all collateral sources (including without limitation the lessors of the Properties) in connection with any Losses arising from a breach of the representations and warranties of the Sellers in Section 3C(u) hereof; and (B) to notify the Sellers of the discovery of such Loss. If, notwithstanding such reasonable diligence, the Purchaser and the Company have not fully recovered under any such collateral sources or received reasonable assurance that a full recovery is forthcoming with respect to such Loss, then, following the lapse of 180 days following the date of the notice in clause (B) above, the Purchaser and the Company may pursue their indemnity rights under Section 7(b) hereof with respect to such Loss.

(d)      Reserved.
         --------

(e) No Contribution from Company. Each Seller hereby waives any rights to seek or obtain indemnification or contribution from the Company for Losses pursuant to Section 7 as a result of any breach by the Company of any representation, warranty or covenant (other than covenants to be performed by the Company after the Closing) contained in this Agreement.

(f) Assignment by Purchaser. Provided that the Closing shall occur, the Purchaser hereby assigns and transfers to the Company, effective as of the Closing, all benefits of the Purchaser pursuant to Sections 6 and 7 above.

(g) Exclusive Remedy. The remedies provided in this Section 7 constitute the only and exclusive remedies, at law, in equity or otherwise, available to any Indemnified Party against any Indemnifying Party with respect to any of the representations, warranties and covenants contained in this Agreement or otherwise in connection with the transactions contemplated hereby; provided, that nothing in this Section 7(g) shall be construed to limit any monetary or equitable remedies available to any party hereto with respect to the breach of covenants contained in Sections 2 and 6.

8. No Shop. From the date of this Agreement until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, the Company shall not, and the Sellers shall cause the Company and their respective officers, directors, employees and other agents not to, directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of the Company, other than in connection with the transactions contemplated by this Agreement. The Company and the Sellers shall immediately advise the Purchaser of the terms of any written offer, proposal or indication of interest that they receive or otherwise become aware.

9.       Conditions to Obligation to Close.
         ---------------------------------

(a) Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

(i) the representations and warranties set forth in Section 3 above that are qualified as to their materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement);

(ii) the Sellers and the Company shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

(iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the transactions contemplated by this Agreement;

(iv)     [intentionally omitted];

(v) the Sellers shall have delivered to the Purchaser a certificate to the effect that the conditions specified above in Section 9(a)(i) and (ii), as they pertain to the Company, have been satisfied in all respects;

(vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

(vii) the Sellers shall have delivered to the Purchaser all of the items under
Section 2(g) herein (other than the item contemplated under Section 2(g)(i));

(viii) there shall be no payables or receivables between the Sellers and the Company or between Affiliates of the Sellers and the Company;

(ix)  if  applicable,   the  Sellers  shall   delivered  the  spousal   consents
substantially in the form of Exhibit G hereto; and

(x) the Purchaser Financing contemplated by the Financing Commitment Letter shall have been funded in accordance with the terms of the Financing Commitment Letter.

                  The Purchaser may waive any condition specified in this
Section 9(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction or waiver of the following conditions:

(i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement);

(ii) the Purchaser and Holdings shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

(iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the transactions contemplated by this Agreement;

(iv) the Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 9(b)(i) and (ii) has been satisfied in all respects;

(v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

(vi) the  Purchaser  shall have  delivered  to the Seller all of the items under
Section 2(g) herein; and

(vii) the Purchaser and certain Sellers shall have executed the Exchange Agreement.

                  The Sellers may waive any condition specified in this Section 9(b) if they execute a writing so stating at or prior to the Closing.

10.      Additional Agreements.
         ---------------------

(a) Software Licenses. Notwithstanding the disclosures made by the Sellers in
Section 3C(i) of the Disclosure Schedule, the Sellers shall use commercially reasonable efforts to cause the Company to obtain all required computer software licenses and/or network licenses (the "Licenses") for computer software and/or networks currently owned or operated by the Company necessary to bring the Company into compliance with all licensing requirements.

(b) Director and Officer Liability. The Purchaser and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any individual who on or prior to the Closing was a director or an officer of the Company (an "Indemnitee"), in respect of acts or omissions of such Indemnitees on or prior to the Closing as provided in the Charter or by-laws of the Company or an agreement between an Indemnitee and the Company in effect as of the date hereof shall continue in full force and effect in accordance with the terms thereof.

(c)  Tax  Free  Exchange.   The  Parties   intend  that  the  Merger   occurring
simultaneously herewith shall be treated for federal and state income tax purposes as a tax-free exchange under Section 351 of the Code.

11.      Termination.
         -----------

(a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:


(i) the Purchaser (on behalf of Purchaser and Holdings) and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) the Purchaser (on behalf of Purchaser and Holdings) or the Sellers may terminate this Agreement by giving written notice to the other party at any time prior to the Closing in the event the non-terminating party has within the previous two (2) Business Days given the other party any notice pursuant to
Section 5(g) above and the relevant material breach may not be cured prior to the Closing Date, so long as the terminating party is not then in material breach of its representations, warranties or covenants under this Agreement;

(iii) the Purchaser (on behalf of Purchaser and Holdings) may terminate this Agreement by giving written notice to the Sellers (A) at any time prior to the Closing in the event that the Sellers or the Company have breached any representation, warranty or covenant contained in this Agreement in any material respect, the Purchaser has notified the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) at any time prior to the Closing if the Closing shall not have occurred as of the Closing Date by reason of the failure of any condition precedent under
Section 9(a) hereof (unless the failure results primarily from the Purchaser breaching any representation, warranty or covenant contained in the Agreement); and

(iv) the Sellers may terminate this Agreement by giving written notice to the Purchaser and Holdings at any time prior to the Closing (A) in the event either of the Purchaser or Holdings has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Sellers have notified the Purchaser and Holdings of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or
(B) if the Closing shall not have occurred by the Closing Date by reason of the failure of any condition precedent under Section 9(b) hereof (unless the failure results primarily from the Sellers or the Company breaching any representation, warranty or covenant contained in this Agreement).

(b) Effect of Termination. If any Party terminates this Agreement pursuant to
Section 11(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that (i) the confidentiality provisions contained in this Agreement shall survive the termination of this Agreement; and (ii) if either (A) the Sellers terminate the Agreement pursuant to Sections 11(a)(ii) and/or 11(a)(iv), or (B) the Purchaser terminates the Agreement or fails to close the transactions contemplated hereby on or prior to the Closing Date and had not obtained the Purchaser Financing by the Closing Date, then, in addition to whatever additional remedies the Sellers may have at law or in equity, the Purchaser shall reimburse the Sellers an amount equal to the higher of $250,000 or the sum of all costs and expenses incurred by the Sellers in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all fees and expenses paid to the Sellers' attorneys, accountants, financial advisors and investment bankers).

12.      Miscellaneous.
         -------------

(a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except as provided in Section 10(b) with respect to the Indemnitees.

(b) Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that, unless expressly prohibited hereunder, (i) any or all of the rights and interests of the Purchaser hereunder may be assigned to any purchaser of substantially all of the assets of Purchaser, (ii) any or all of the rights and interests of the Purchaser hereunder may be assigned as a matter of law to the surviving entity in any merger of the Purchaser, and (iii) any or all of the rights and interests of the Purchaser hereunder may be assigned as collateral security to any lender or lenders (including any agent for any such lender or lenders) providing financing to the Purchaser in connection with the transactions contemplated hereby, or to any assignee or assignees of any such lender, lenders or agent (it being understood that in any or all of the cases described in clauses (i), (ii) and
(iii) above the Purchaser nonetheless shall remain responsible and liable for the performance of all of its obligations hereunder).

(d) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                    If to Seller(s): Michael J. Fourticq, Sr.
                            10323 Santa Monica Blvd.
                                    Suite 101
                              Los Angeles, CA 90025
                               Fax: (310) 201-0403

            With copies to (which shall not constitute notice to the
                                   Sellers):

                     Paul, Hastings, Janofsky & Walker, LLP
                             555 South Flower Street
                                   23rd Floor
                           Los Angeles, CA 90071-2371
                     Attention: Robert A. Miller, Jr., Esq.
                               Fax: (213) 627-0705

                        If to the Purchaser or Holdings:

                            WinsLoew Furniture, Inc.
                             Attention: Bobby Tesney
                               160 Village Street
                            Birmingham, Alabama 35242
                               Fax: (205) 408-7028

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(g) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (i.e., without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California). Subject to Section 12(i) and the last sentence of this Section 12(g), each of the Parties hereby (i) irrevocably submits to the exclusive jurisdiction of any state court sitting in Los Angeles County, California or federal court sitting in Central District, California in any action, suit or proceeding arising out of or relating to this Agreement that by law cannot be resolved by arbitration and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that (A) such Party is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed, (B) such suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such suit, action or proceeding is improper, (iii) expressly waives any requirement for the posting of a bond by the party bringing such suit, action or proceeding and (iv) consents to process being served in any such suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Agreement shall affect or limit any right to serve process in any other manner permitted by law or shall be construed to prevent the Purchaser or the Company from bringing and pursuing, or in any way limit, the right of the Purchaser or the Company to bring or pursue, any action arising out of or in connection with Section 6(b) or Section 6(f) in any jurisdiction where a Seller who is subject to the provisions thereof is allegedly conducting the prohibited activity.

(h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Sellers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i) Arbitration. If the Parties should have a material dispute arising out of or relating to this Agreement or the Parties' respective rights and duties then, other than as provided in Section 2(d)(ii)(D), the Parties will resolve such dispute in the following manner: (i) any Party may at any time deliver to the others a written dispute notice setting forth a brief description of the issue for which such notice initiates the dispute resolution mechanism contemplated by this Section 12(i); (ii) during the 45 day period following the delivery of the notice described in clause (i) above, appropriate representatives of the various Parties will meet and seek to resolve the disputed issue through negotiation,
(iii) if representatives of the Parties are unable to resolve the disputed issue through negotiation, then within 30 days after the period described in clause
(ii) above, the Parties will refer the issue (to the exclusion of a court of law) to final and binding arbitration in Los Angeles County, California in accordance with the then existing rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of California, regardless of principles of conflicts of laws. In any arbitration pursuant to this Agreement the award or decision shall be rendered by an arbitrator appointed by Purchaser and the Seller. In the event of failure of Purchaser and the Seller to agree within 60 days after the commencement of the arbitration proceeding upon the appointment of the arbitrator, the arbitrator shall be appointed by the AAA in accordance with the Rules. Upon the selection of the arbitrator, an award or decision shall be rendered within no more than 45 days. Notwithstanding the foregoing, the request by any Party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated exclusively in those courts set forth in Section 12(g) above.

(j) Equitable Remedies. The Seller acknowledges and agrees that the Purchaser and the Company would not have an adequate remedy at law in the event any of the provisions of Section 6(b) of this Agreement are not performed in accordance with their specific terms or are breached. Accordingly, notwithstanding anything contrary in this Agreement, the Seller agrees that the Purchaser and the Company shall be entitled to an immediate injunction or injunctions to prevent breaches of any provision of Section 6(b) and to enforce specifically the terms and provisions thereof in any action instituted in those courts set forth in Section 12(g) above. The obligations of the Seller under Section 6(b) of this Agreement shall constitute covenants that are independent from any obligations that are or in the future may be owing to the Seller by the Purchaser or the Company and, accordingly, shall be enforceable by the Purchaser and the Company notwithstanding any breach or alleged breach by the Purchaser or the Company of any obligation to the Seller.

(k) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(m) Expenses. Except as provided herein, each Party shall pay all costs and expenses incident to its or his negotiation and preparation of this Agreement and to such Party's performance and compliance with all agreements and conditions contained herein its or his part to be performed or complied with, including the fees, expenses and disbursements of such Party's counsel and accountants and other advisors (provided that at any time after Closing, the Purchaser may cause the Company to reimburse the Purchaser or any of its Affiliates for any such costs or expenses incurred by it or its Affiliates). Notwithstanding the foregoing, the Purchaser shall pay all filing fees payable by the Parties in connection with the filing by the Parties pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Disclosure Schedule is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

                                      SIGNATURES APPEAR ON THE FOLLOWING PAGE

                  IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.





PURCHASER:                                              COMPANY:

WINSLOEW FURNITURE, INC.,                               BROWN JORDAN INTERNATIONAL, INC., a Delaware
a Florida corporation                                   corporation

By:  ___________________________________________________By:_______________________________________________

Its:  __________________________________________________Its:______________________________________________
HOLDINGS:

WLFI HOLDINGS, INC.
a Florida corporation

By: __________________________________

Its: __________________________________
SELLERS (Entities):                                     SELLERS (Individuals):

BJCL PARTNERS, L.P.,
a California limited partnership
                                                        -------------------------------------------------
By:   Casual Living Funding Partners, L.P.,                            Michael J. Fourticq, Sr.
      a Delaware limited partnership
      Its General Partner
                                                        -------------------------------------------------
      By:  Hancock Park Associates II, L.P.                            Robert Ginn
           a Delaware limited partnership
           Its General Partner
                                                        -------------------------------------------------
           By:   ________________________________                      Cynthia G. Watts
                 --------------------------------
                 Michael J. Fourticq, Sr.
                 Its General Partner
                                                        -------------------------------------------------
EQUITY-LINKED INVESTORS-II,                                            Kenton S. Van Harten
a New York limited partnership

By:  Rohit M. Desai Associates-II                       _________________________________________________
        a New York general partnership                                 Richard Frinier

      By:  ______________________________________       _________________________________________________
           Name: ________________________________                      Gregory Fourticq
           Title: _______________________________
THE MCDERMOTT FAMILY TRUST


By:  ____________________________________________       _________________________________________________
         Brian P. McDermott                                            Dale Boles
          Its Trustee

                                                        -------------------------------------------------
                                                                       William Markowitz
THE BOLES FAMILY TRUST

By:  ____________________________________________       _________________________________________________
         Dale Boles                                                    Tracy Moats
          Its Trustee

                                                        -------------------------------------------------
                                                                       Peter Schultz
CYNTHIA G. WATTS PROFIT SHARING PLAN

By:  ____________________________________________
         Cynthia G. Watts                               _________________________________________________
          Administrator                                                Frank Taff

INDIVIDUAL RETIREMENT ACCOUNT FBO KENTON S. VAN HARTEN

By:  ____________________________________________

INDIVIDUAL RETIREMENT ACCOUNT FBO KATIE S. VAN HARTEN

By:  ____________________________________________


HANCOCK PARK ASSOCIATES, II, L.P.
a Delaware limited partnership

By:  ____________________________________________
         Its General Partner



          List of Exhibits



Exhibit A              Holdings Option Agreement
Exhibit B              Series A Unsecured Subordinated Promissory Note
Exhibit C              Series B Unsecured Subordinated Promissory Note
Exhibit D              Purchase Price Calculation Certificate
Exhibit E              Opinion letter of Sellers' counsel
Exhibit F              Opinion letter of Purchaser's counsel
Exhibit G              Consent of Spouse

                                                    SCHEDULE 1

                                                 Table of Contents
                                                 -----------------
                                                    (continued)


                                                 Table of Contents





1.       Definitions and Interpretation.................................................................1
         ------------------------------

         (a)      Definitions...........................................................................1
                  -----------
         (b)      Additional Defined Terms..............................................................9
                  ------------------------
         (c)      Interpretation.......................................................................10
                  --------------


2.       Transactions Prior to Closing; Purchase and Sale of Shares; Satisfaction of Funded
         -----------------------------------------------------------------------------------
         Indebtedness; Closing.........................................................................11
         ---------------------

         (a)      Transactions Prior to Closing........................................................11
                  -----------------------------
         (b)      Basic Transaction....................................................................13
                  -----------------
         (c)      Purchase Price.......................................................................13
                  --------------
         (d)      Payment at Closing; Post Closing Adjustment..........................................14
                  -------------------------------------------
         (e)      Funded Indebtedness..................................................................16
                  -------------------
         (f)      The Closing..........................................................................17
                  -----------
         (g)      Deliveries at the Closing............................................................17
                  -------------------------
         (h)      Transfer Taxes.......................................................................19
                  --------------
3.A.     APPOINTMENT OF REPRESENTATIVE.................................................................19
         -----------------------------
3.B.     REPRESENTATIONS AND WARRANTIES OF THE SELLERS AS TO SELLER MATTERS............................20
         ------------------------------------------------------------------

         (a)      Capacity.............................................................................20
                  --------
         (b)      Binding Obligation...................................................................20
                  ------------------
         (c)      Noncontravention.....................................................................21
                  ----------------
         (d)      Litigation...........................................................................21
                  ----------
         (e)      Ownership of Company Common Stock....................................................21
                  ---------------------------------
         (f)      Brokers Fees.........................................................................22
                  ------------
         (g)      Relationship with Holdings...........................................................22
                  ---------------------------

3.C.     REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY WITH RESPECT TO THE COMPANY.....22
         -----------------------------------------------------------------------------------------

         (a)      Organization/Power and Authority to Conduct Business.................................22
                  ----------------------------------------------------
         (b)      Noncontravention.....................................................................22
                  ----------------
         (c)      Brokers Fees.........................................................................23
                  ------------
         (d)      Capitalization.......................................................................23
                  --------------
         (e)      Financial Statements.................................................................23
                  --------------------
         (f)      Absence of Certain Developments......................................................24
                  -------------------------------
         (g)      Undisclosed Liabilities..............................................................26
                  -----------------------
         (h)      Legal Compliance.....................................................................26
                  ----------------
         (i)      Company Permits......................................................................26
                  ---------------
         (j)      Tax Matters..........................................................................27
                  -----------
         (k)      Certain Business Relationships with the Company......................................28
                  -----------------------------------------------
         (l)      Title to Tangible Assets Other than Real Property Interests..........................29
                  -----------------------------------------------------------
         (m)      Real Property........................................................................29
                  -------------
         (n)      Intellectual Property................................................................30
                  ---------------------
         (o)      Material Contracts...................................................................31
                  ------------------
         (p)      Powers of Attorney...................................................................31
                  ------------------
         (q)      Insurance............................................................................31
                  ---------
         (r)      Litigation...........................................................................31
                  ----------
         (s)      Labor Relations......................................................................31
                  ---------------
         (t)      Employee Benefits....................................................................32
                  -----------------
         (u)      Environmental, Health and Safety Matters.............................................34
                  ----------------------------------------
         (v)      Customers and Suppliers..............................................................35
                  -----------------------
         (w)      Inventory............................................................................35
                  ---------
         (x)      Accounts Receivable..................................................................35
                  -------------------
         (y)      List of Accounts.....................................................................35
                  ----------------
         (z)      Product Warranty.....................................................................36
                  ----------------
         (aa)     Repayment of Seller Loans............................................................36
                  -------------------------
         (bb)     Trustee of 401(k) Plan...............................................................36
                  ----------------------
         (cc)     Employee List........................................................................36
                  -------------
         (dd)     Medical, Dental, and Workers' Compensation Claims....................................36
                  -------------------------------------------------
         (ee)     Pre-paid Advertising.................................................................36
                  --------------------
         (ff)     Sales Representatives................................................................37
                  ---------------------
         (gg)     Investment in Foreign Supplier.......................................................37
                  ------------------------------
         (hh)     Funded Indebtedness..................................................................37
                  -------------------
         (ii)     Product Liability....................................................................37
                  -----------------


4.       Representations and Warranties of the Purchaser AND HOLDINGS..................................37
         ------------------------------------------------------------

         (a)      Organization.........................................................................37
                  ------------
         (b)      Authorization of Transaction; Binding Obligation.....................................38
                  ------------------------------------------------
         (c)      Noncontravention.....................................................................38
                  ----------------
         (d)      Brokers Fees.........................................................................38
                  ------------
         (e)      Acquisition of Shares for Investment.................................................39
                  ------------------------------------
         (f)      Capitalization.......................................................................39
                  --------------
         (g)      Financing Commitment Letter..........................................................39
                  ---------------------------
         (h)      Relationship with Sellers............................................................40
                  --------------------------


5.       Pre-Closing Covenants.........................................................................40
         ---------------------

         (a)      General..............................................................................40
                  -------
         (b)      Notices and Consents.................................................................40
                  --------------------
         (c)      Operation of Business................................................................40
                  ---------------------
         (d)      Preservation of Business.............................................................40
                  ------------------------
         (e)      Full Access..........................................................................41
                  -----------
         (f)      Financing............................................................................41
                  ---------
         (g)      Notice of Developments...............................................................41
                  ----------------------


6.       Post-Closing Covenants........................................................................41
         ----------------------

         (a)      General..............................................................................41
                  -------
         (b)      Non-Solicitation of Employees, Agents, Independent Contractors and Certain Supplier..41
                  -----------------------------------------------------------------------------------
         (c)      Confidentiality......................................................................42
                  ---------------
         (d)      Certain Tax Matters..................................................................43
                  -------------------
         (e)      Restrictions on Transfer of Shares...................................................45
                  ----------------------------------
         (f)      Restrictive Covenants Applicable to Dale Boles.......................................45
                  ----------------------------------------------
         (g)      Repurchase of Holdings Notes and Holdings Common Stock...............................47
                  -------------------------------------------------------


7.       Remedies for Breaches of This Agreement.......................................................47
         ---------------------------------------

         (a)      Survival of Representations and Warranties...........................................47
                  ------------------------------------------
         (b)      Indemnification......................................................................48
                  ---------------
         (c)      Effect of Knowledge of Breach; Determination of Losses; Treatment of Indemnification
                  -------------------------------------------------------------------------------------
                  Payments.............................................................................50
                  --------
         (d)      Reserved.............................................................................51
                  --------
         (e)      No Contribution from Company.........................................................51
                  ----------------------------
         (f)      Assignment by Purchaser..............................................................52
                  -----------------------
         (g)      Exclusive Remedy.....................................................................52
                  ----------------


8.       No Shop.......................................................................................52
         -------

9.       Conditions to Obligation to Close.............................................................52
         ---------------------------------

         (a)      Conditions to Obligation of the Purchaser............................................52
                  -----------------------------------------
         (b)      Conditions to Obligation of the Sellers..............................................53
                  ---------------------------------------

10.      Additional Agreements.........................................................................54
         ---------------------

         (a)      Software Licenses....................................................................54
                  -----------------
         (b)      Director and Officer Liability.......................................................54
                  ------------------------------
         (c)      Tax Free Exchange....................................................................54
                  ------------------


11.      Termination...................................................................................54
         -----------

         (a)      Termination of Agreement.............................................................54
                  ------------------------
         (b)      Effect of Termination................................................................55
                  ---------------------


12.      Miscellaneous.................................................................................56
         -------------

         (a)      No Third-Party Beneficiaries.........................................................56
                  ----------------------------
         (b)      Entire Agreement.....................................................................56
                  ----------------
         (c)      Succession and Assignment............................................................56
                  -------------------------
         (d)      Counterparts.........................................................................56
                  ------------
         (e)      Headings.............................................................................56
                  --------
         (f)      Notices..............................................................................56
                  -------
         (g)      Governing Law; Jurisdiction..........................................................57
                  ---------------------------
         (h)      Amendments and Waivers...............................................................58
                  ----------------------
         (i)      Arbitration..........................................................................58
                  -----------
         (j)      Equitable Remedies...................................................................59
                  ------------------
         (k)      Waiver of Jury Trial.................................................................59
                  --------------------
         (l)      Severability.........................................................................59
                  ------------
         (m)      Expenses.............................................................................59
                  --------
         (n)      Construction.........................................................................59
                  ------------
